UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

VERTEX ENERGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VERTEX ENERGY, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2023

To our stockholders:

Notice is hereby given of the 2023 Annual meeting of stockholders of Vertex Energy, Inc. (the “Company”) to be held on Tuesday, June 6, 2023 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058 (the “Annual Meeting” or the “Meeting”), for the following purposes:

1.	To elect six directors to the Board of Directors (the “Board”) each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal.

2.	To ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2023.

3.	To consider a shareholder proposal to require election of directors by a majority of votes cast at an annual meeting.

4.	To conduct any other business properly brought before the meeting or any adjournments, continuations, or postponements thereof.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Common stockholders of record on the close of business on April 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about April 28, 2023 to our stockholders of record as of the close of business on April 24, 2023. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

The enclosed proxy statement is also available at https://www.iproxydirect.com/VTNR (please note this link is case sensitive). This website also includes copies of the form of proxy and the Company’s Annual Report to stockholders for the year ended December 31, 2022 (the “2022 Annual Report”). Stockholders may also request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (866) 660-8156.

As a stockholder of record, you are cordially invited to attend the meeting in person. Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

Even if you plan to attend the Annual Meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

By Order of the Board of Directors,

Benjamin P. Cowart

Chairman

Houston, Texas

April 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, June 6, 2023.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2022, are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/VTNR (please note this link is case sensitive).

VERTEX ENERGY, INC.

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Vertex Energy, Inc. (“Vertex,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2023 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) to be held on Tuesday, June 6, 2023 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 28, 2023. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained in This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 1, 2023 (the “Annual Report”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report) via the Internet at https://www.iproxydirect.com/VTNR (please note this link is case sensitive) or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 24, 2023 (the “Record Date”).

At the close of business on the Record Date, there were 75,934,197 shares of our common stock outstanding, which each vote one vote on all stockholder matters to come before the Meeting. As such, a total of 75,934,197 voting shares are eligible to be voted at the Annual Meeting. Other than our common stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (the “NYSE”). NYSE rules allow brokers, banks and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Only Proposal 2 is a “routine” proposal. Therefore, if you do not instruct your broker, bank and other nominee how to vote, your broker, bank and other nominee will have discretionary authority to vote your shares on Proposal 2. A broker non-vote occurs when your bank or broker submits a proxy but does not vote on non-routine proposals, absent specific instructions from you. See also “Voting Requirements for Each of the Proposals”, below.

Providing and Revoking Proxies

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock, or their authorized representatives, at the close of business on the Record Date, and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you or your authorized representative plan to attend the Annual Meeting, you or your authorized representative must present proof of your ownership of our common stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Conduct at the Meeting

The Chairperson of the Meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairperson of the Meeting may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Voting Requirements for Each of the Proposals

	Proposal	Vote Required	Broker Discretionary Voting Allowed*
1	Election of directors	Plurality of Votes Cast	No
2	Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2023	Majority of the votes cast on the proposal	Yes
3	Consideration of a shareholder proposal regarding majority voting in director elections, if properly presented at the annual meeting	Majority of the votes cast on the proposal	No

For Proposal 1, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve for a term of one year and until their successors are duly elected and qualified, unless the elected director is removed or resigns earlier. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder “withholds” voting authority and broker non-votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the votes cast on such proposals, provided that a quorum exists at the annual meeting, and provided further that proposal 3 is non-binding. Votes cast “against” Proposals 2 and 3 will count against the approval of the proposals. Abstentions and broker non-votes will not be counted as votes cast, and therefore will have no effect on the outcome of these matters.

Quorum

The presence at the Annual Meeting of the holders of 33 1/3% of the outstanding shares of voting stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by fax or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

Board of Directors Voting Recommendations

Our Board of Directors (the “Board”) recommends that you vote your shares:

●	“FOR” each of the nominees to the Board of Directors (Proposal 1).
●	“FOR” the ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2023 (Proposal 2).
●	“AGAINST” a shareholder proposal regarding majority voting in director elections, if properly presented at the annual meeting (Proposal 3).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile, none of whom will receive any additional compensation for their services. Issuer Direct may solicit proxies at a cost we anticipate will not exceed $10,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials (or the Notice) are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Annual Meeting of stockholders and 2022 Annual Report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2022 Annual Report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2022 Annual Report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, James Gregory, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, or a stockholder may make a request by calling our Corporate Secretary, James Gregory at (866) 660-8156.

If you receive more than one Notice of Internet Availability of Proxy Materials, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process” on page 2, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

DEFINITIONS

Unless the context requires otherwise, references in this proxy statement to the “Company,” “we,” “us,” “our,” “Vertex Energy”, and “Vertex Energy, Inc.” refer specifically to Vertex Energy, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS AND WEBSITE LINKS

This Proxy Statement includes forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of words such as “could,” “should,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain” and “confident” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake to update such forward-looking statements. Our business results are subject to a variety of risks, including those considerations or risks that are reflected as “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this proxy statement titled “Audit Committee Report”, “Compensation Committee Report”, “Pay Versus Performance”, “Relationship Between “Compensation Actually Paid” and Performance” and “Tabular List of Most Important Financial Performance Measures” (each to the extent permitted by the rules of the Commission), shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were 75,934,197 shares of our common stock outstanding which each vote one vote on all stockholder matters to come before the Meeting. As such, a total of 75,934,197 voting shares are eligible to be voted at the Annual Meeting. Other than our common stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our Named Executive Officers (as such term is defined under “Executive Compensation” - “Summary Executive Compensation Table”); and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers, Executive Officers and Directors
Common Stock	Benjamin P. Cowart	6,652,354	(1)	8.7%
Common Stock	Chris Carlson	1,602,140	(2)	2.1%
Common Stock	James Rhame	10,648		*	%
Common Stock	Alvaro Ruiz	87,500	(3)	*	%
Common Stock	Douglas S. Haugh	1,500		*	%
Common Stock	Dan Borgen	479,181	(4)	*	%
Common Stock	Odeh Khoury	—		—%
Common Stock	Christopher Stratton	256,284	(5)	*	%
Common Stock	Timothy C. Harvey	65,800	(6)	*	%
Common Stock	Karen Maston	—		*	%
Common Stock	John Strickland(£)	651,595	(7)	*	%
Common Stock	All Executive Officers and Directors as a Group (10 persons)	9,155,407		11.8%

5% Stockholders (8)
	Common Stock
Common Stock	State Street Corporation(9)	9,170,496	(10)	12.1%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(£) Named Executive Officer who resigned as Chief Operating Officer, effective June 10, 2022.

(1) Includes 100,765 shares held by VTX, Inc. (“VTX”), 7,500 shares of common stock owned by Vertex Holdings, L.P. (“Holdings”) which Mr. Cowart has control over and which shares Mr. Cowart is deemed to beneficially own, 5,450,608 shares of common stock held through Mr. Cowart’s family partnership (B&S Cowart II Family LP), which shares he is deemed to beneficially own, 428,854 shares of common stock which Mr. Cowart holds personally, 174,085 shares held by Mr. Cowart’s wife and 70,214 shares held by a trust beneficially owned by Mr. Cowart’s wife, which shares Mr. Cowart is deemed to beneficially own. Also includes options to purchase 420,328 shares of common stock which options are exercisable within 60 days of the Record Date.

(2) Includes options to purchase 676,064 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(3) Includes options to purchase 31,250 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(4) Includes options to purchase 270,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date. Also includes 195,324 shares of common stock held by KKB Holdings LLC, a limited liability company which is owned by a Family Trust, which entity is owned by family members of Dan Borgen, who serves as a member of and as President of such entity, which securities Mr. Borgen is deemed to beneficially own.

(5) Includes options to purchase 90,000 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(6) Includes 4,000 shares of common stock held in the name of the Caylyn Harvey Trust and 1,800 shares of common stock held in the name of the Lexie Harvey Irrevocable Trust, which shares Mr. Harvey is deemed to beneficially own. Includes options to purchase 60,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(7) Includes options to purchase 168,008 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(8) To our knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s common stock.

(9) Address: State Street Financial Center, 1 Lincoln Street, Boston, Ma 02111. The information included in footnotes (9) and (10) are Based on information reported on Schedule 13G/A filed by State Street Corp. with the SEC on February 9, 2023, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(10) This amount includes (y) 9,170,496 shares over which State Street Corporation has shared voting and dispositive power and (z) 8,209,334 shares over which SSGA Funds Management, Inc. has shared voting and dispositive power. The shares are held by subsidiaries of State Street Corporation.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Cowart. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Cowart possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

The Board believes that this leadership structure, including our strong independent Lead Director, best serves the Company and its stockholders at this time by leveraging executive leadership experience while providing effective independent oversight. Independent leadership remains an important pillar of the Board leadership structure and, as such, the Company continues to have an independent Lead Director with robust, well-defined responsibilities as set forth below under “Independent Lead Director.”

The Board evaluates its structure periodically, as well as when warranted by specific circumstances in order to assess which structure is in the best interests of the Company and its stockholders based on the evolving needs of the Company. This approach provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

Further, the Board believes that there continues to be substantial independent oversight of the Company’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

●	We have an independent Lead Director. As discussed above, and below under “Committees of the Board” - “Independent Lead Director”, the Chairperson of our Executive Committee serves as our Lead Director. Our lead director: will generally preside at any meetings of the independent directors, including executive sessions, and take the lead role in communicating to the Chairman, any feedback, as appropriate; will (a) assist in the recruitment of board candidates; (b) have active involvement in board evaluations; (c) have active involvement in establishing committee membership and committee chairs; and (d) have active involvement in the evaluation of the chief executive officer; will provide board performance feedback to the Chairman; will work with committee chairs as necessary to ensure committee work is conducted at the committee level and appropriately reported to the board; will communicate with the independent directors between meetings when appropriate; and will recommend consultants and outside advisors to the board as necessary or appropriate. The Lead Director may also attend meetings of committees on which the lead director is not a member.

●	We have a substantial majority of independent directors. Five of our current six directors meet the criteria for independence required by Nasdaq and the SEC; only Mr. Cowart (our CEO) is deemed not independent.

●	All of our committees are comprised solely of independent directors. Our Audit Committee, Compensation Committee, Nominating, Corporate Governance and Environmental, Social, and Governance Committee (formerly the Nominating and Corporate Governance Committee), Related Party Transaction Committee, Risk Committee and Executive Committee are each comprised solely of independent directors.

●	Non-employee directors meet regularly. Our non-employee directors typically meet in executive session without our employee director (Mr. Cowart) from time to time.

●	We have annual director elections. Our shareholders provide balance to the corporate governance process in that each year each director is elected pursuant to the plurality voting provisions in our Bylaws. Our shareholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risks throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides guidance on risk assessment and mitigation. The Nominating, Corporate Governance and Environmental, Social, and Governance Committee recommends the slate of director nominees for election to the Company’s Board of Directors, identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings, reviews, evaluates and recommends changes to the Company’s Corporate Governance Guidelines, and establishes the process for conducting the review of the Chief Executive Officer’s performance. The Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions. The Risk Committee assists the Board in connection with the oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks in connection with, among other things, sales, market dynamics, and hedging strategies. The Company also has a standing Executive Committee (the Company’s committees are described in greater detail below under “Committees of the Board” on page 14).

While the Board and its committees oversee the Company’s strategy, management is charged with its day-to-day execution. To monitor performance against the Company’s strategy, the Board receives regular updates and actively engages in dialogue with management.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), except as described below in the work histories of the directors under “Proposal 1 - Election of Directors”, beginning on page 64.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

(3)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

(5)	being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

The Company held four official meetings of the Board of Directors of the Company during the last fiscal year ending December 31, 2022, and took various other actions via unanimous written consents in lieu of formal meetings of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. The Company has not adopted a policy requiring its directors to attend its annual meeting of stockholders. None of our directors attended last year’s annual meeting.

Executive Sessions of the Board of Directors

The independent members of the Board of Directors of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, 1331 Gemini Street, Suite 250, Houston, Texas 77058, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Director Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director, as defined in the listing standards of NASDAQ and applicable laws. The Board makes these determinations in accordance with NASDAQ’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Borgen, Ms. Matson, Mr. Harvey, Mr. Stratton and Mr. Khoury is an independent director as defined under the NASDAQ rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Due to the fact that Mr. Cowart serves as our Chief Executive Officer and President, Mr. Cowart is not independent. A majority of the Board is comprised of independent directors.

Furthermore, the Board has determined that each of the members of our Audit Committee, Compensation Committee, Nominating, Corporate Governance and Environmental, Social, and Governance Committee, Risk, Safety and Regulatory Committee, and Executive Committee, is independent within the meaning of Nasdaq director independence standards applicable to members of such committees, as currently in effect.

The Compensation Committee members also qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act.

Board Diversity Matrix

Beginning in 2021, we surveyed the Board and asked each director to self-identify their race/ethnicity, gender identity, disability, military experience, and LGBTQ+ identity. The results for 2022 are presented below in the table below, which provides certain highlights of the composition of our board members and nominees. One of the two directors we added last year are gender diverse. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 24, 2023)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

* The Company’s 2021 Board Diversity Matrix was publicly disclosed in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders.

Code of Conduct

Pursuant to NASDAQ and SEC rules, we have adopted a Code of Ethical Business Conduct (“Code of Conduct”) that applies to all of our directors, officers and employees.

You can access our Code of Conduct on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Code of Conduct by submitting a written request to our Corporate Secretary. Additionally, the Code of Conduct was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

We intend to disclose any amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.vertexenergy.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. You can access our Whistleblower Policy on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Whistleblower Policy by submitting a written request to our Corporate Secretary. The Whistleblower Policy has been reviewed and approved by the Board. The Company’s Whistleblower Policy was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Pledging of Shares

We prohibit the pledging of Company securities as collateral for a loan unless the individual has the clear financial capability to repay the loan without resort to the pledged securities, and only with pre-approval.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of the Company or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also prohibits trading in Company securities during certain pre-established blackout periods around the filing of periodic reports and the public disclosure of material information.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Compensation Risk Assessment

The Compensation Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Recovery and Clawback Policies

On December 12, 2022, the Board adopted a preliminary Clawback and Forfeiture Policy, providing for certain rights of the Company to clawback amounts of cash or equity (and in some cases cancel equity awards) paid to an employee of the Company in the event (1) that the employee engages in: (a) misconduct or commits an error that, in each case, causes material financial or reputational harm to the Company or to the employee’s business group; or (b) for purposes of a cancellation or forfeiture (but not for clawback), any conduct that constitutes cause under the policy; (2) the amount of the award was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement) or were based upon one or more materially inaccurate performance metrics; or (1) in connection with the employee’s job responsibilities, (i) failure through willful misconduct or gross negligence of the employee, including in a supervisory capacity, to identify, escalate, monitor, or manage, in a timely manner risks material to the Company or to the employee’s business group in accordance with Company policies and procedures (as applicable) or (ii) the Company or the employee’s business group suffers a material failure of risk management. The Board anticipates amending the Clawback and Forfeiture Policy in the future, once The NASDAQ Stock Market LLC has adopted final rules required by the Securities and Exchange Commission and the Dodd-Frank Act relating to clawbacks to comply with such future rules.

COMMITTEES OF THE BOARD

Board Committee Membership

	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Environmental, Social, and Governance Committee	Related Party Transaction Committee	Risk Committee	Executive Committee
Benjamin P. Cowart(1)
Dan Borgen	M	C	M	M	M	C(2)
Christopher Stratton	C	M	M		M	M
Timothy C. Harvey			M	C	M
Karen Maston	M	M	C	M		M
Odeh Khoury	M	M	M		C

(1) Chairperson of Board of Directors.

(2) The Chairperson of the Executive Committee also serves as the “Lead Director” (see “Independent Lead Director”, below).

C – Chairperson of Committee.

M – Member.

Website Availability of Documents

The charter for our Audit Committee, Compensation Committee, Nominating, Corporate Governance and Environmental, Social, and Governance Committee (formerly the Nominating and Corporate Governance Committee), and Related Party Transaction Committee are available on our website at www.vertexenergy.com, under “Investor Relations” - “Governance”. Copies of these committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the Audit Committee charter and Related Party Transaction Committee charter were filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 99.2. The charter of the Risk Committee was filed as Exhibit 99.2 to the Company’s Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013, the Amended Compensation Committee Charter was filed as Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 and the Amended Charter of the Nominating, Corporate Governance and Environmental, Social, and Governance Committee was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2022. We have no formal charter for our Executive Committee.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ Capital Market (“NASDAQ”) rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Stratton, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Stratton has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Proposal 1 - Election of Directors” below (beginning on page 64).

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee held five meetings during the year ended December 31, 2022, and took certain other actions via unanimous written consents in lieu of formal meetings of the committee, and is currently comprised of Messrs. Stratton (Chairperson), Borgen, and Khoury, and Ms. Maston.

You can access our Audit Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Audit Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Audit Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee held two meetings during the year ended December 31, 2022, and took certain other actions via unanimous written consents in lieu of formal meetings of the committee and is currently comprised of Messrs. Borgen (Chairperson), Stratton, and Khoury, and Ms. Maston, each independent members of the Board of Directors.

You can access our Compensation Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Compensation Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Amended Compensation Committee Charter was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 as Exhibit 99.1.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Borgen (Chairperson), Stratton, and Khoury and Ms. Maston, who are all independent members of our Board of Directors. No member of the Compensation Committee is an employee or a former employee of the Company, other than Mr. Stratton, who served as Chief Financial Officer of the Company from August 2009 to June 2010. During fiscal 2022, none of our executive officers (A) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (B) served as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (C) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Additionally, no Compensation Committee member (1) was, during the fiscal year, an officer or employee of the registrant; (2) was formerly an officer of the registrant (except as discussed above); or (3) had any relationship requiring disclosure by the Company under Section 404 of Regulation S-K.

Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Nominating, Corporate Governance and Environmental, Social, and Governance Committee

The Nominating, Corporate Governance and Environmental, Social, and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating, Corporate Governance and Environmental, Social, and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating, Corporate Governance and Environmental, Social, and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating, Corporate Governance and Environmental, Social, and Governance Committee takes into account. In evaluating prospective candidates, the Nominating, Corporate Governance and Environmental, Social, and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating, Corporate Governance and Environmental, Social, and Governance Committee believes must be met by a prospective director nominee, the Nominating, Corporate Governance and Environmental, Social, and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating, Corporate Governance and Environmental, Social, and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating, Corporate Governance and Environmental, Social, and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating, Corporate Governance and Environmental, Social, and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating, Corporate Governance and Environmental, Social, and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating, Corporate Governance and Environmental, Social, and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating, Corporate Governance and Environmental, Social, and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals For 2024 Annual Meeting” on page 72 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable NASDAQ and SEC rules and regulations.

Our Nominating, Corporate Governance and Environmental, Social and Governance Committee is also tasked with certain Environmental, Social, and Governance (“ESG”) responsibilities, including (a) overseeing and reviewing any reports the Company prepares and publishes related to ESG matters; (b) reviewing and making recommendations to the Board with respect to proposals for corporate action relating to ESG matters received from the Company’s shareholders; (c) reviewing and receiving updates from management on significant social and public responsibility matters of interest to the Company and its stakeholders and strategies for enhancing the Company’s reputation among its stakeholders regarding ESG matters; (d) making regular reports to the Board, directly or through the Chairperson, about Committee activities; (e) reviewing the Company’s strategy, policies and practices for consistency with its responsibility toward environmental, social and governance matters, including its diversity and inclusion efforts, and making recommendations to the Board and management regarding such matters as it may deem advisable; (f) overseeing management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment and reviewing with management the quality of the Company’s procedures for identifying, assessing, monitoring and managing key environmental, safety and social risks in the Company’s business; (g) reviewing and advising the Board on (i) the Company’s sustainability goals and commitments, (ii) the Company’s achievement of its sustainability goals and commitments, (iii) the Company’s position in relevant independent ranking systems and (iv) any reporting of such targets and the Company’s progress and position in rankings; (h) assisting the Board in identifying, evaluating, and monitoring public policy trends, regulatory developments and environmental issues that affect the Company’s activities and performance, as well as oversight of voluntary reporting of these matters, and recommending to the Board, policies, programs and strategies concerning such trends, developments and issues; (i) advising the Board on significant stakeholder concerns relating to sustainability; and (j) overseeing and reviewing the Company’s policies on community investment and corporate charitable activities.

The Nominating, Corporate Governance and Environmental, Social, and Governance Committee held one meeting during the year ended December 31, 2022. The Nominating, Corporate Governance and Environmental, Social, and Governance Committee is currently comprised of Ms. Matson (Chairperson) and Messrs. Stratton, Borgen, Harvey and Khoury, each independent members of the Board of Directors.

You can access our Amended Nominating, Corporate Governance and Environmental, Social, and Governance Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Amended Nominating, Corporate Governance and Environmental, Social, and Governance Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Amended Nominating, Corporate Governance and Environmental, Social, and Governance Committee Charter was filed as an exhibit to the Company’s Form 8-K filed with the SEC on December 12, 2022 as Exhibit 99.1.

Related Party Transaction Committee

The Related Party Transaction Committee is required to include at least two “independent directors” (defined to mean any individual who does not beneficially own more than 5% of the outstanding voting shares of the Company, is not employed by, or an officer of, the Company or any entity related to Benjamin P. Cowart, is not a director or manager of any such company, is not a family member of Mr. Cowart, and would qualify as an “Independent Director” as defined in the rules and regulations of NASDAQ). This Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions, including, but not limited to those between the Company and any “affiliates” and “associates” of the Company, as defined in Rule 405 of the Securities Act.

The Related Party Transaction Committee did not hold any meetings during the year ended December 31, 2022. The Related Party Transaction Committee is currently comprised of Messrs. Harvey (Chairperson), and Borgen, and Ms. Matson, each independent members of the Board of Directors.

You can access our Related Party Transaction Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Related Party Transaction Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Related Party Transaction Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Risk Committee

The Risk Committee’s role is to assist the Board in connection with the oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks in connection with, among other things, sales, market dynamics, and hedging strategies.

Subject to the sole determination of the Board and where applicable, the Audit Committee, the principal responsibilities and functions of the Risk Committee are to review and discuss with management the Company’s risk governance structure, risk assessment and risk management practices, the guidelines, policies and processes for risk assessment and risk management and the effectiveness of applicable risk management frameworks; to review and discuss with management the Company’s risk appetite, tolerance and strategy relating to key risks, including credit risk, legal risk, regulatory risk, operational risk, liquidity and funding risk, market risk, product and sales risk, risk relating to hedging transactions and reputational risk, as well as the guidelines, policies and processes for monitoring and mitigating such risks; to review at least yearly, the major risk exposures of the Company and its business units, including market, credit, operational, liquidity, funding, and reputational risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures; to assess whether compliance and risk mitigation programs and initiatives are fulfilling their purpose or require any modification, and suggest remedial action where necessary; to review disclosure regarding risk contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if any; and to review reports on selected risk topics as the Committee deems appropriate from time to time; to discharge any other duties or responsibilities delegated to the Committee by the Board.

The Risk Committee held three meetings during the year ended December 31, 2022. The Risk Committee is currently comprised of Messrs. Khoury (Chairperson), Borgen, Stratton and Harvey, each independent members of the Board of Directors.

The Risk Committee Charter was filed as an exhibit to the Company’s Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013 as Exhibit 99.2 thereto, and any stockholder who so requests may obtain a free copy of our Risk Committee Charter by submitting a written request to our Corporate Secretary.

Executive Committee

In December 2022, the Board formed an Executive Committee to act as a steering committee for the full Board, with the main purpose of facilitating decision-making between board meetings or in urgent and crisis circumstances and with the goal of prioritizing issues for the full board to address, being responsible for overseeing board policies, ensuring good governance practices, and having such responsibilities and authority as may be further designated to such committee from time to time by the Board. The Executive Committee is currently comprised of Messrs. Borgen (Chairperson) and Stratton and Ms. Maston, each independent members of the Board of Directors.

The Chairperson of the Executive Committee, currently Mr. Borgen, also serves as the Board’s Lead Director (see below).

Independent Lead Director

Our lead independent director has a clearly defined set of responsibilities and provides significant independent Board leadership. Mr. Dan Borgen has served as our lead independent director since December 2022.

Our lead director: will generally preside at any meetings of the independent directors, including executive sessions, and take the lead role in communicating to the Chairman, any feedback, as appropriate; will (a) assist in the recruitment of board candidates; (b) have active involvement in board evaluations; (c) have active involvement in establishing committee membership and committee chairs; and (d) have active involvement in the evaluation of the chief executive officer; will provide board performance feedback to the Chairman; will work with committee chairs as necessary to ensure committee work is conducted at the committee level and appropriately reported to the board; will communicate with the independent directors between meetings when appropriate; and will recommend consultants and outside advisors to the board as necessary or appropriate. The Lead Director may also attend meetings of committees on which the lead director is not a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 24, 2023:

Name	Position	Age
Benjamin P. Cowart	President and Chief Executive Officer	54
Chris Carlson	Chief Financial Officer	50
James Rhame	Chief Operating Officer	64
Alvaro Ruiz	Chief Strategy Officer	54
Douglas S. Haugh	Chief Commercial Officer	52

BENJAMIN P. COWART, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Information regarding Mr. Cowart is set forth in “Proposal No. 1 – Election of Directors”, below (beginning on page 64).

CHRIS CARLSON – CHIEF FINANCIAL OFFICER—Mr. Carlson has served as our Chief Financial Officer since June 2010 and served as our Secretary from inception until December 2022. Mr. Carlson brings a range of experience to his role with the Company. Mr. Carlson worked for Vertex Holdings, L.P. (“Holdings”) as the Vice President of Finance prior to the April 16, 2009, merger between Holdings, the Company, World Waste Technologies, Inc. (“World Waste”) and Vertex Merger Sub, LLC (the “Merger”) where he oversaw the administrative functions of the Company, including legal and banking, a position which he had held since October 2001. Mr. Carlson worked for FuelQuest, Inc. before joining Holdings in 2001. There he worked as a Project Lead managing implementations of e-commerce services for new customers. In addition, he also planned and developed testing requirements for e-commerce applications. Mr. Carlson was with Pagenet, a wireless communications company prior to FuelQuest, Inc., where he worked as a Strategic Account Supervisor. Mr. Carlson earned his BS degree in Business Finance from the University of Houston.

JAMES RHAME – CHIEF OPERATING OFFICER — Mr. Rhame was appointed as Chief Operating Officer of the Company in December 2022. Between March 2022 and December 2022, Mr. Rhame served as a consultant to the Company. From December 2020 to March 2022, Mr. Rhame served as an independent consultant with JGR Consulting, a refining and petrochemicals consulting firm which he owned. Prior to that, from November 2019 to November 2020, he served as Vice President and General Manager of Motiva Enterprises. Before that, Mr. Rhame spent ten years with Flint Hills Resources, where he served as Vice President (Olefins and Polymers), from December 2017 to November 2019, Site Manager (July 2014 to December 2017), Production Manager (Petrochemical) (August 2010 to July 2014), and Production Manager (Refining), from July 2006 to May 2010. During his time at Flint Hills Resources, he provided various services including leading operational responsibility for the Port Arthur Chemical Plant (ethylene cracker), Houston Chemical Plant (Propane Dehydrogenation), Longview (Polypropylene) and Peru, Illinois (Enhanced Polystyrene) plants. Prior to joining Flint Hills Resources, he served as Business Development Manager with Shell Chemicals and Shell Downstream from 2000 to 2006, and served in various other roles with Shell from 1987 to 2000, including Analyzer Engineer, Control Systems Team Leader, Control System Tech Manager and Operations Manager. Prior to that, Mr. Rhame held various roles with Celanese Chemical and Marathon Oil. Mr. Rhame graduated with a BS degree in Chemistry from Sam Houston State University. He also attended the Wharton School of Business Executive Leadership Program.

ALVARO RUIZ – CHIEF STRATEGY OFFICER — Mr. Ruiz was appointed as Chief Strategy Officer of the Company in December 2022. Mr. Ruiz joined the Company as Vice President of Business Development in September 2013. Prior to that, he served as Senior Vice President of Business Development and Marketing for FCC Environment AL, from March 2008 to July 2013, previously serving as a Regional/Area Manager for FCC Environment, from 2005 to 2008. Prior to that, he held various sales and marketing and corporate development roles with companies in the telecom industry. Mr. Ruiz has a solid international background in Europe and Latin America and his leadership positions have included marketing, finance, business development, operations, sales and project management. Mr. Ruiz received a degree in Telecomm Engineering from the University of Valladolid, in Spain, and holds an Executive MBA from IE Business School, in Madrid, Spain, and a Masters in Marketing and Sales from ESIC Business School in Barcelona, Spain.

DOUGLAS S. HAUGH – CHIEF COMMERCIAL OFFICER — Mr. Haugh was appointed as Chief Commercial Officer of the Company in April 2023. Mr. Haugh served as the President of Parkland USA from November 2017 to December of 2022. Parkland USA, is a wholly-owned subsidiary of Parkland Corp. (TSX:PKI). From a small North Dakota business, Mr. Haugh grew Parkland USA during his tenure there, increasing revenues over 10-fold to $3.8 billion annually and to 3,000 employees across 15 states in the retail c-store, commercial fuels, wholesale fuels, industrial fuels, propane, lubricants and marine businesses. Before Parkland USA, Mr. Haugh had over twenty-five years’ experience working in the energy and technology industries building businesses organically and by working with both buyers and sellers on dozens of M&A transactions. Mr. Haugh has led growth strategies in the retail convenience store, fuels marketing, supply & trading, renewable products, lubricants, technology, and distribution sectors. Mr. Haugh began his career with Exxon, serving in marketing, distribution and business development. Mr. Haugh currently serves as a member of the Board Directors of BioBlend Renewable Resources, LLC, a manufacturer of biodegradable and environmentally acceptable lubricants (EALs) for agriculture, construction equipment, energy, food handling, government, marine, mining, rail, oil and gas industries and as Board Chairman and member of the Compensation Committee of Trux Inc., which offers dump truck logistics software and hauling management for contractors, fleet owners, material providers, brokers, and owner operators. Mr. Haugh also serves on the Board of Directors of the National Association of Convenience Stores. Mr. Haugh obtained a Batchelor of Science degree in Chemical Engineering from Clemson University and a Master of Business Administration degree from the University of Phoenix.

AUDIT COMMITTEE REPORT

The Audit Committee, which is comprised exclusively of independent directors, represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2022, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management and the Company’s independent auditors; (2) discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; (3) received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

The Audit Committee of Vertex Energy, Inc.

/s/ Christopher Stratton (Chairperson)

/s/ Dan Borgen

/s/ Karen Maston

/s/ Odeh Khoury

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This section explains our executive compensation program and specifically describes the application of that program to the Named Executive Officers (defined below under “Summary Executive Compensation Table” on page 29) whose compensation information is presented in the tables and narrative discussion below in accordance with Securities and Exchange Commission rules.

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee seeks to achieve three broad objectives in connection with our executive compensation program. First, to reward executives for the achievement of business objectives. Second, the program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of the Company. Third, the Compensation Committee structures its executive program to enable the Company to attract and retain valuable employees and remain competitive within our industry.

We have entered into employment agreements with our executive officers. These employment agreements establish annual base salary and annual bonus amounts (or provide the Compensation Committee authority to grant discretionary bonuses) that the Compensation Committee may increase from time to time in their sole discretion. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officers’ efforts and contributions towards obtaining corporate objectives and our performance (mainly the increase in our net income year-over-year).

In making compensation decisions, the Compensation Committee considers a number of factors, one is to keep the executive officer compensation program well-defined and easily understood and to link each executive’s compensation to the success of the business, with a focus on continuous growth and development of sustainable stockholder value. Our Compensation Committee determines the amount of each element of compensation, as well as the overall mix of compensation elements.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

●	base salary;
●	annual cash incentive bonuses;
●	long-term and equity-based incentives, including stock options;
●	severance benefits; and
●	medical and other insurance benefits.

These elements have been chosen to foster the potential for both current and long-term payouts and to attract and retain executive talent. We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of consultants and our compensation philosophy described above. Our compensation strategy is designed to offer competitive compensation packages to attract, motivate and reward qualified employees who contribute significant value to us and reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority.

Key performance measures used by the Compensation Committee as part of its compensation matrix in determining executive compensation for the 2022 year (including bonuses) were as follows:

Financial

●	Equity Shareholder Value

●	Earnings Per Share Growth

●	Working Capital

●	EBITDA

Operational

●	Compliance

●	Health & Safety

●	Strategy

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our executive officers. None of our Named Executive Officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. The base salaries of our executives have not varied widely from year to year as described below under “Summary Executive Compensation Table” on page 29.

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our executives based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our Named Executive Officers. In making decisions regarding salary increases, we may also draw on the experiences of members of our Board of Directors with other companies and the peer group compensation data reviewed by the Compensation Committee.

The long-term incentive awards in our compensation program are around incentives that we believe will also drive stockholder value. Performance stock options when issued do not accrue value to the executive officer unless and until stockholder value is created through company performance (i.e., all stock options are granted at or above market price on the date of issuance). We also believe that an executive officer should hold an equity stake in the Company to further motivate the creation of stockholder value, provided that we do not have a formal policy in place requiring such ownership.

Annual Cash Incentive Bonuses; Ad Hoc Bonuses; Transaction Bonuses

A significant portion of the total compensation of our Named Executive Officers has historically been directly linked to Company performance in the form of cash incentive bonus payments. We believe this provides our executives an opportunity to earn above peer average compensation if the Company delivers superior results.

We link a significant portion of our executives’ cash compensation to the Company’s performance, as measured for our Named Executive Officers (and certain high-level employees), by our year-over-year net income growth (less certain items not directly effecting net income, such as income tax benefit). Our high-level employees and executives have the ability, in the discretion of the Compensation Committee, to earn bonuses based on certain pre-determined percentages of their base salary, which aggregate bonuses for all executives and all high-level employees is determined based on multiple subjective criteria, which include but are not limited to, financial performance, increases in stockholder value (i.e., stock price), growth in market share, regulatory compliance, and health, safety and environmental performance.

The annual bonuses for our Chief Executive Officer and other executive officers are determined in the sole discretion of the Compensation Committee, based on the Company’s annual performance and from time to time, based on the advice of consultants, and the bonuses paid to chief executive officers and other officers in the Company’s peer group. Cash bonuses were paid to certain of our executive officers for fiscal 2022, 2021 and 2020, as described below under “Summary Executive Compensation Table”, beginning on page 29. For the years noted above, the following criteria were analyzed and reviewed by the Compensation Committee in determining cash incentive bonuses: market share growth in each of our divisions, health safety and environmental performance, EBITDA/net income against projections, as well as year-over-year performance (as discussed in greater detail above).

Our Compensation Committee, or the Board, with the recommendation of our Compensation Committee, may also award ad hoc bonuses to our executive officers from time to time in their discretion to provide incentives to particular officers or management. For example, from time to time, upon the occurrence of certain material Company events and transaction closings, such as the closing of the acquisition of the Mobile Refinery, the Compensation Committee may award certain bonuses to our executive officers in consideration for their assistance with closing such transactions or in connection with such Company events, all in the sole discretion of the Compensation Committee.

Long-Term and Equity-Based Incentives

Our equity compensation program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, officers and directors and to align their interests with those of our stockholders. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive used oil industry. We use stock options as a way to reward long-term value creation. Consistent with our Compensation Committee’s desire to tie pay to performance, the value of option awards is directly linked to the long-term performance of our stock price. While we have not previously issued restricted stock or equity awards other than stock options, the Compensation Committee reserves the right to issue such securities in the future, in the event it determines that such securities are beneficial to the Company’s compensation program.

Historically, the Compensation Committee has granted stock options once per year during the second quarter; provided that the Compensation Committee also grants stock options from time to time, in its sole discretion, based on the Company’s performance, the length of time prior stock options have been outstanding, the amount of stockholder dilution which would result from the grant of such stock options and our stock price. Notwithstanding the above, the Compensation Committee has historically sought to grant stock options to new hirees/appointees shortly after their engagement/appointment. Historically, all stock awards have a term of ten years (five years for greater than 10% stockholders), are granted at market (or 10% above in the event of greater than 10% stockholders), and vest at the rate of 1/4th of such options each year for four years, assuming such holders continue to be employed by/provide services to us.

We believe that meaningful vesting periods encourage recipients to remain with the Company over the long term. Because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic opportunities, technological innovation and stockholder return.

Grants of stock options (and other equity awards) are made under our Equity Incentive Plans and the plans are administered pursuant to Rule 16b-3 of the Exchange Act. When considering the grant of stock-based awards, the Compensation Committee gives consideration to our overall performance and the performance of individual employees. The following criteria has historically been used by the Compensation Committee for the purposes of analyzing and determining cash incentive bonuses: volume/market share growth in each of our divisions, health safety and environmental performance, EBITDA/net income versus projections, as well as year-over-year performance.

Severance Benefits

Our employment agreements with our Named Executive Officers generally provide for severance pay upon the termination of such Named Executive Officers employment with us without cause or by the executives for good reason (as described in such agreements). Additionally, in general, if a change of control occurs during the term of a Named Executive Officer’s employment agreement or within six months after a termination by such executive for good reason or by the Company without cause (but not non-renewal), we are required to pay a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of (a) the most recent annual base salary of the executive (or in the event no award was made, the greater of the most recent bonus or the prior year’s bonus); and (b) the amount of the most recent cash bonus paid to the executive, less the amount of any severance payment actually paid to executive. Severance benefits are intended to provide the executives a comfort level that their employment will not be terminated without cause, unless they receive severance pay sufficient for them to relocate if necessary and/or find alternative employment.

Perquisites

Generally, we do not provide any perquisites or other personal benefits to our named executive officers.

Health and Welfare Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans.

Chief Executive Officer Compensation

Benjamin P. Cowart’s compensation is determined by our Compensation Committee. As is the case with respect to the executive officers, our Chief Executive Officer’s compensation is based upon both our operating performance and his individual performance. The Chief Executive Officer’s compensation consists of the same elements identified above with respect to executive officers: salary, an annual incentive bonus, and, in some years, grants of stock options. The determination of salary and the grant of stock-based awards, if any, are subjective and not based upon any specific formula or guidelines, provided the Compensation Committee does take into account the performance of the Company and the Chief Executive Officer, our peer group and the advice of consultants. Mr. Cowart may also receive bonuses, in cash or equity, from time to time in the discretion of our Compensation Committee, or the Board, with the recommendation of the Compensation Committee.

Compensation for 2022 was primarily driven by the Company’s financial results and operational execution, provided that the Company also grew market share while focusing on long-term growth initiatives and sustainable strategies through renewable fuel production projects that are expected to complement our existing asset base.

As set forth in the charts below (which do not include 401(k) contributions, health insurance premiums and car allowances), a significant portion of the total compensation targets in 2022 for the Chief Executive Officer and the other Named Executive Officers (NEOs) as a group was at risk and subject to the performance of the individual and the Company.

At Risk Performance Based Pay 69%

At Risk Performance Based Pay 70%

Say-on-pay Voting Outcome

As part of the process for determining compensation for the Named Executive Officers for 2022, 2021 and 2020, the Compensation Committee considered the most recent “say-on-pay” non-binding stockholder advisory votes held in (a) June 2022 regarding the Named Executive Officers’ 2021 compensation; and (b) in June 2019 regarding the Named Executive Officers’ 2018 compensation. The resolution approving 2021 executive compensation received approval of 76.8% of the total stockholder vote, including 98.6% of the total number of votes cast by stockholders on the proposal. The resolution approving 2018 executive compensation received approval of 54.0% of the total stockholder vote, including 99.5% of the total number of votes cast by stockholders on the proposal.

Additionally, as a total of 14,771,184 shares (or 53.0% of the shares voting on such proposal) were voted at the 2022 annual meeting to recommend that advisory votes on the compensation of the Company’s named executive officers (“Compensation Frequency”) be held every three years, the Board of Directors determined, as was recommended with respect to the proposal by the Company’s Board of Directors in the proxy statement for the 2022 annual meeting, and in connection with the option that received the highest number of votes, that the Company will hold future say-on-pay votes each three years, until the occurrence of the next advisory vote on the frequency of say-on-pay votes, which is expected to be held no later than the Company’s 2028 annual meeting of shareholders.

Benchmarking

In making its compensation determinations, the Compensation Committee reviews, from time to time, the total compensation that each of our executives is eligible to receive against the compensation levels of comparable positions of a peer group of companies. As our business profile has evolved, with the advice of Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee reviews peer companies that are publicly-traded, headquartered in the United States, operate in similar industries, compete with us for talent, and are similar to the Company in their product and services offerings, business model, revenue size and market capitalization. The composition of the peer group is reviewed annually by the Compensation Committee.

The peer group used by the Compensation Committee in fiscal 2022 to evaluate compensation is:

Adams Resources & Energy, Inc.	Advanced Emissions Solutions, Inc.
Aemetis, Inc.	Alto Ingredients, Inc.
Par Pacific Holdings, Inc.	Calumet Specialty Products Partners, L.P.
Clean Energy Fuels Corp.	FutureFuel Corp.
Gevo, Inc.	Heritage-Crystal Clean, Inc.
Renewable Energy Group, Inc.

Role of Chief Executive Officer and Other Officers

The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our Chief Executive Officer. The Compensation Committee makes the final determination of Named Executive Officer compensation and has sole discretion to set the compensation levels of our Chief Executive Officer.

Role of Independent Consultant

During 2014 and 2022, the Compensation Committee engaged Meridian and PearlMeyer, respectively, as its independent compensation consultant. Such consultants report solely to the Compensation Committee, and the Compensation Committee determines the scope of their engagement, which includes:

●	Providing input into compensation program design discussions and individual compensation actions, as needed.
●	Providing benchmarking (e.g., peer company) data on executive compensation for the Compensation Committee to use in its decision-making process.
●	Keeping the Compensation Committee apprised of trends and other developments affecting executive compensation.

The Compensation Committee has evaluated the independence of Meridian and PearlMeyer based on the SEC’s factors affecting independence and has concluded that Meridian and PearlMeyer are independent and that there are no conflicts of interests associated with Meridian’s and/or PearlMeyer’s engagement.

Employment Agreements

We typically enter into employment agreements with all of our Named Executive Officers (defined below under “Summary Executive Compensation Table” on page 29). Refer to “Prior Employment Agreements” and “New Employment Agreements” beginning on pages 30 and 34, respectively, below for further details.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of Vertex Energy, Inc.

/s/ Dan Borgen, Chairperson

/s/ Christopher Stratton

/s/ Karen Matson

/s/ Odeh Khoury

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information concerning the compensation of (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) all individuals serving as the Company’s principal financial officer or acting in a similar capacity during the last completed fiscal year (“PFO”), regardless of compensation level; (iii) the Company’s three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of the last completed fiscal year (provided that the Company only had four total executive officers as of the end of December 31, 2022); and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (iii) of but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (collectively, the “Named Executive Officers”), for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year Ended December 31		Salary ($)		Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Benjamin P.	2022		$476,675		$782,100	(3)	$264,711	$47,152	(4)	$1,570,438
Cowart	2021		$366,180		$205,900		$120,138	$38,777	(5)	$730,995
Chairman,	2020		$358,990		$113,410		$99,854	$40,007	(5)	$612,261
CEO,
and President

Chris Carlson	2022		$297,864		$461,888	(3)	$199,289	$49,709	(6)	$1,008,750
Chief	2021		$238,680		$127,112		$107,056	$49,662	(5)	$522,510
Financial	2020		$233,610		$77,713		$83,217	$46,930	(5)	$441,470
Officer

James Rhame	2022	(a)	$272,357	(7)	$309,000		$—	$23,497	(8)	$604,854
Chief
Operating
Officer

John	2022	(a)	$245,819		$225,000		$—	$36,867	(9)	$507,686
Strickland	2021		$245,820		$252,000		$67,323	$38,977	(5)	$604,120
Former Chief	2020		$241,120		$79,290		$86,336	$38,027	(5)	$444,773
Operating
Officer

Alvaro Ruiz	2022	(b)	$270,872		$1,306,000	(3)	$—	$31,320	(10)	$1,608,192
Chief
Strategy
Officer

(a) On, and effective on, June 10, 2022, Mr. John Strickland resigned as Chief Operating Officer and Vice President of the Company. Mr. Strickland continues to serve as Vice President, Black Oil Operations for the Company, in a non-executive position. Effective on June 10, 2022, the Board of Directors of the Company appointed Mr. James Rhame, as the Chief Operating Officer (COO) of the Company, to fill the vacancy left by Mr. Strickland’s resignation.

(b) Effective on June 10, 2022, the Board of Directors of the Company appointed Mr. Alvaro Ruiz as the Chief Strategy Officer of the Company.

(1) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in the footnotes to our consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2022, December 31, 2021 and December 31, 2020. These amounts do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the option(s).

(2) Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any stock awards, non-equity incentive plan compensation or any change in pension value and nonqualified deferred compensation during the periods presented.

(3) Includes certain amounts paid to the executives as bonuses in connection with the Mobile Refinery acquisition - Mr. Cowart ($331,062); Mr. Carlson ($281,000) and Mr. Ruiz ($500,000).

(4) Includes $11,634 of 401(k) contributions and $28,168 of health insurance premiums paid on behalf of Mr. Cowart, and $7,350 of car allowance paid to Mr. Cowart

(5) Other compensation includes health insurance premiums, a monthly car allowance and 401(k) contributions.

(6) Includes $11,941 of 401(k) contributions, $28,168 of health insurance premiums paid on behalf of Mr. Carlson, and $9,600 of car allowance paid to Mr. Carlson.

(7) Includes $36,575 of compensation paid as a consultant prior to employment.

(8) Includes $7,292 of 401(k) contributions and $11,705 of health insurance premiums paid on behalf of Mr. Rhame and $4,500 of car allowance paid to Mr. Rhame.

(9) Includes $9,076 of 401(k) contributions, $19,991 of health insurance premiums paid on behalf of Mr. Strickland, and $7,800 of car allowance paid to Mr. Strickland.

(10) Includes $9,622 of 401(k) contributions, $13,898 of health insurance premiums paid on behalf of Mr. Ruiz, and $7,800 of car allowance paid to Mr. Ruiz.

Prior Executive Employment Agreements

Prior Executive Employment Agreements of Mr. Cowart, Mr. Carlson and Mr. Ruiz

Each of Mr. Cowart, our Chief Executive Officer and President, Mr. Chris Carlson, our Chief Financial Officer and Mr. Ruiz, our Chief Strategy Officer, were party to Executive Employment Agreements with the Company through December 12, 2022, which were replaced by new Executive Employment Agreements entered into with such persons and each then executive officer of the Company. The below information discloses the material terms of the prior Executive Employment Agreements, now superseded by the new Executive Employment Agreements, which are discussed in greater detail below under “New Executive Employment Agreements”.

Benjamin P. Cowart, Chief Executive Officer and President (Prior Agreement)

On August 7, 2015, we entered into an Executive Employment Agreement with Benjamin P. Cowart, our Chief Executive Officer and President (Mr. Cowart’s prior employment agreement had expired on April 16, 2014; provided that the parties had agreed to continue operating under the terms of the prior agreement until a new agreement was entered into). The agreement, provided for Mr. Cowart to serve as our Chief Executive Officer, had a term extending through December 31, 2018, provided that the agreement automatically extended for additional one-year terms thereafter in the event neither party provided the other at least 60 days prior notice of their intention not to renew the terms of the agreement, and the agreement continued in effect until December 12, 2022, when the Company entered into a new employment agreement with Mr. Cowart which is discussed in greater detail below under “New Executive Employment Agreements”.

Pursuant to the terms of the agreement, Mr. Cowart’s annual compensation package included (1) a base salary of $366,180 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of $214,320, subject to the compliance by Mr. Cowart with performance goals that may be established by the Compensation Committee from time to time, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Cowart was also paid an automobile allowance of $750 per month during the term of the agreement and was eligible to participate in our stock option plan and other benefit plans.

The agreement prohibited Mr. Cowart from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” for the purposes of the agreement means the collection, trading, purchasing, processing, storing, aggregation, transportation, manufacture, distribution, recycling, storage, refinement, re-refinement and sale of Restricted Products, dismantling, demolition, decommission and marine salvage services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Cowart has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” for the purposes of the agreement means used motor oil, petroleum by-products, vacuum gas oil, aggregated feedstock and re-refined oil products, gasoline blendstock, pygas and fuel oil cutterstock, oil filters, engine coolant and/or other hydrocarbons and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, refining, re-refining, aggregating, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Cowart obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We had the right to terminate Mr. Cowart’s employment under the agreement (a) for “cause” (which was defined to include, a material breach of the agreement by Mr. Cowart, any act of misappropriation of funds or embezzlement by Mr. Cowart, Mr. Cowart committing any act of fraud, or Mr. Cowart being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Cowart suffered a physical or mental disability which rendered him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

Mr. Cowart had the right to terminate his employment under the agreement (a) for “good reason” (i.e., (i) if his position or duties were modified to such an extent that his duties were no longer consistent with the position of CEO of the Company, (ii) there was a material breach by us of a material term of the agreement or Mr. Cowart reasonably believed that we were violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Cowart, or (iii) Mr. Cowart’s compensation was reduced without his consent, or we failed to pay to Mr. Cowart any compensation due to him upon five days written notice from Mr. Cowart informing us of such failure); provided, however, prior to any such termination by Mr. Cowart for “good reason”, Mr. Cowart had to first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Cowart’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Cowart’s employment was terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Cowart’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we were required to pay Mr. Cowart, within 60 days following the later of (x) the date of such Change of Control Termination; and (y) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Cowart (the “Change of Control Payment”), which amount was due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Cowart’s employment terminated due to a Change of Control Termination within six (6) months prior to a Change of Control, it was to be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Cowart’s equity-based compensation was to immediately vest to Mr. Cowart and any outstanding stock options held by Mr. Cowart could be exercised by Mr. Cowart until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Cowart’s employment ended in anticipation of a Change of Control and such equity-based compensation awards or stock options had previously expired pursuant to their terms, the Company was required to pay Mr. Cowart a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Cowart on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement meant: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on August 7, 2015, except in the event that such slate of directors is proposed by a committee of the Board of Directors; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Cowart’s employment was terminated by Mr. Cowart for “good reason”, or by us without “cause”, (a) Mr. Cowart was entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months or otherwise until such obligation ceases.

The agreement contained standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Cowart is subject to non-solicitation covenants during the term of the agreement.

Chris Carlson, Chief Financial Officer (Prior Agreement)

On August 7, 2015, we entered into an Executive Employment Agreement with Chris Carlson, our Chief Financial Officer (Mr. Carlson’s prior employment agreement had expired on April 1, 2015; provided that the parties had agreed to continue operating under the terms of the prior agreement until a new agreement was entered into). The agreement, which provided for Mr. Carlson to serve as our Chief Financial Officer, had a term extending through December 31, 2018, provided that the agreement automatically extended for additional one-year terms thereafter in the event neither party provided the other at least 60 days prior notice of their intention not to renew the terms of the agreement, and the agreement continued in effect until December 12, 2022, when the Company entered into a new employment agreement with Mr. Carlson as discussed below under “New Executive Employment Agreements”.

Pursuant to the terms of the agreement, Mr. Carlson’s annual compensation package included (1) a base salary of $238,680 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of $132,350, subject to the compliance by Mr. Carlson with performance goals that may be established by the Compensation Committee from time to time, provided that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Carlson was also paid an automobile allowance of $750 per month during the term of the agreement and was eligible to participate in our stock option plan and other benefit plans.

Except as discussed above, Mr. Carlson’s employment agreement had substantially similar additional terms and conditions as Mr. Cowart’s discussed above.

Alvaro Ruiz, Chief Strategy Officer (Prior Agreement)

On October 23, 2015, we entered into an Executive Employment Agreement with Alvaro Ruiz, our then Vice President of Business Development (non-executive), who became our Chief Strategy Officer effective on June 10, 2022. The agreement had a term extending through December 31, 2018, provided that the agreement automatically extended for additional one-year terms thereafter in the event neither party provided the other at least 60 days prior notice of their intention not to renew the terms of the agreement, and the agreement continued in effect until December 12, 2022, when the Company entered into a new employment agreement with Mr. Ruiz as discussed below under “New Executive Employment Agreements”.

Pursuant to the terms of the agreement, Mr. Ruiz’s annual compensation package included (1) a base salary of $175,000 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a discretionary cash bonus payable in the discretion of the Compensation Committee of the Board, in an amount of not less than $75,000 per year. Mr. Ruiz was also paid an automobile allowance of $650 per month during the term of the agreement and was eligible to participate in our stock option plan and other benefit plans.

Except as discussed above, Mr. Ruiz’s employment agreement had substantially similar additional terms and conditions as Mr. Cowart’s, discussed above.

Prior Executive Employment Agreements of Mr. Strickland

Mr. Strickland served as the Chief Operating Officer of the Company from October 2015 to June 10, 2022. The material terms of his employment agreement are discussed below. He remains an employee of the Company, but no longer serves as an executive officer of the Company.

John Strickland, Former Chief Operating Officer

Effective on October 16, 2015, the Compensation Committee of the Board of Directors of the Company approved the Company’s entry into an Executive Employment Agreement with John Strickland, who was appointed as the Company’s Chief Operating Officer effective October 1, 2015 and who resigned from such role effective June 10, 2022. The employment agreement, which had an effective date of October 1, 2015, amended and replaced a prior employment agreement which was previously in place with Mr. Strickland and has the following terms:

The employment agreement had a term extending through December 31, 2018, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. As neither party has provided notice of non-renewal, the employment agreement renewed for additional one year periods on December 31, 2019, 2020, and 2021, and continued through his resignation as Chief Operating Officer.

Pursuant to the terms of the agreement, Mr. Strickland’s annual compensation package includes (1) a base salary of $245,820 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of $164,440, subject to the compliance by Mr. Strickland with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Strickland is also paid an automobile allowance of $650 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans. The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Strickland from time to time in their discretion, in cash or securities.

Except as discussed above, Mr. Strickland’s employment agreement has substantially similar additional terms and conditions as Mr. Cowart’s, discussed above.

New Executive Employment Agreements

On December 12, 2022, we entered into Executive Employment Agreements with each of Benjamin P. Cowart, our President and Chief Executive Officer (and Chairman), James Rhame, our Chief Operating Officer and Alvaro Ruiz, our Chief Strategy Officer and on December 13, 2022, we entered into an Executive Employment Agreement with Chris Carlson, our Chief Financial Officer and effective on April 14, 2023, we entered into an Executive Employment Agreement with Douglas S. Haugh, our then newly appointed Chief Commercial Officer (collectively, the “Employment Agreements”). Mr. Cowart’s, Mr. Carlson’s and Mr. Ruiz’s Employment Agreements each replaced and superseded their prior employment agreements with the Company.

Each of the Employment Agreements are substantially similar (as discussed below), except for the base annual compensation payable to each of the executive officers as summarized below:

Executive	Executive Position	Base Annual Compensation
Benjamin P. Cowart	President and Chief Executive Officer	$514,000
Chris Carlson	Chief Financial Officer	$318,000
James Rhame	Chief Operating Officer	$316,000
Alvaro Ruiz	Chief Strategy Officer	$302,000
Douglas S. Haugh	Chief Commercial Officer	$385,000

Each Employment Agreement provides for the applicable executive to serve as an executive of the Company (in the roles set forth above under “Executive Position”), for an initial three-year term extending through December 11, 2025; December 12, 2025 or April 14, 2026 (as applicable), provided that each of the agreements automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement, with the exception of the agreement with Mr. Rhame, which provides for an initial term until the later of (a) April 30, 2024, or (b) completion of the phase 2 renewable diesel project at the Company’s Mobile, Alabama refinery. Each of the agreements also have an effective date of April 1, 2022, and require that the Company pay each executive, within fourteen days after the execution of the agreement, a lump sum payment equal to the difference between the executive’s salary in effect prior to the effective date and the base salary called for under the executive’s agreement, during the period between the effective date and execution date.

Pursuant to the terms of the Employment Agreements, each executive’s annual compensation package includes (1) a base salary (as set forth above under “Base Annual Compensation”), subject to yearly determinations by the Compensation Committee of the Board (or the Board with the recommendation of the Compensation Committee), on each December 31st, as to potential increases in salary, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee or the Board of Directors (the “Cash Bonus”). Each executive is also eligible for a yearly discretionary equity bonus (the “Equity Bonus”) equal to an amount as determined by the Board, with the recommendation of the Compensation Committee and based on the condition of the Company’s business and results of operations, the Compensation Committee’s evaluation of the executive’s individual performance for the relevant period, and the satisfaction of goals that may be established by the Compensation Committee. The Board of Directors and/or Compensation Committee may also authorize additional bonuses payable to the executives under the Employment Agreements from time to time, in their discretion, in cash or securities, separate from the annual bonuses payable thereunder.

Each Cash Bonus shall be paid in the Compensation Committee’s discretion at the same time annual bonuses are paid to other executives of the Company, in an amount determined by the Compensation Committee in its sole discretion, based on such criteria as the Compensation Committee deems relevant; provided that no Cash Bonus shall be paid at any time that the sum of the Current Ratios (defined below), at the end of the then last two completed calendar quarters that have been publicly filed with the SEC, divided by 2, totals less than 1.0. The Compensation Committee, or the Board, with the recommendation of the Compensation Committee, may also pay or grant discretionary Cash Bonuses or Equity Bonuses from time to time in their discretion, at any time, in its/their discretion. The Equity Bonus may be in the form of common stock, stock options or other equity consideration, in such amounts and with such terms as may be determined by the Compensation Committee or the Board, with the recommendation of the Compensation Committee, from time to time.

For the purposes of the Employment Agreements, “Current Ratio” means, as of the date of determination, (a) the current assets of the Company, divided by (b) the current liabilities of the Company, each as set forth in the financial statements of the Company as filed in the Company’s periodic reports with the SEC; except in the case of a Payment Date Current Ratio (defined below), which shall be calculated based on the Company’s internally generated financial statements, in accordance with generally accepted accounting principles, consistently applied.

The Cash Bonus is also only payable to the extent that, as of a date within 10 business days of the date the Cash Bonus is to be paid (the “Proposed Payment Date”), that the Company has a Current Ratio, after paying the Cash Bonus, and any other cash bonuses awarded by the Compensation Committee, which are unpaid as of such Proposed Payment Date, equal to at least 1.0 (the “Payment Date Current Ratio”). Notwithstanding the forgoing, the Cash Bonus will be paid not later than March 15 of the year following the year in which the Compensation Committee or the Board determine to grant such Cash Bonus (or in the case of Mr. Haugh, March 15th of the year following the year in which the bonus is earned).

Mr. Haugh’s Employment Agreement also requires the Company to grant Mr. Haugh options to purchase 150,000 shares of the Company’s common stock. Such stock options, and the grant thereof, are subject to approval by the Board of Directors and/or Compensation Committee, will be granted under the terms and conditions of one of the Company’s equity compensation plans, and will be subject to Mr. Haugh’s execution or acceptance of all documents, terms and conditions required by the Company to effectuate the grant of such stock options. In addition to all such terms and conditions, such stock options will be subject to a four-year linear vesting schedule under which one-fourth of the total number of stock options granted will vest on the four anniversaries of the execution date of the Employment Agreement and will be priced based on the Nasdaq closing price of the Company’s common stock on the date of grant. The options will be granted to Mr. Haugh at the same time as the Company’s other 2023 executive officer option grants, provided that such options shall be granted no later than December 31, 2023.

Each executive is also paid an automobile allowance of $750 per month during the term of their Employment Agreement and is eligible to participate in our stock option plan and other benefit plans.

Each executive’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement.

Each Employment Agreement prohibits the applicable executive party thereto from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the collection, trading, purchasing, processing, storing, aggregation, transportation, manufacture, distribution, recycling, storage, refinement, re-refinement and sale of Restricted Products; or dismantling, demolition, decommission and marine salvage services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which the executive has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means renewable fuels, used motor oil, petroleum by-products, vacuum gas oil, aggregated feedstock, conventional crude refining and re-refined oil products, gasoline blendstock, pygas and fuel oil cutterstock, oil filters, engine coolant and/or other hydrocarbons and any other product and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, refining, re-refining, aggregating, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which the applicable executive obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement. The non-compete requirements described in the paragraph above, as well as the restriction on the executive to refrain, for a period of twelve months from the termination date, from soliciting customers of the Company with whom executive worked during the last year of executive’s employment with the Company and from soliciting employees of the Company to leave the employment of the Company, are defined as the “Non-Compete Provisions”. As discussed in greater detail below, at the Company’s option at any time the Company determines in its discretion to not renew an Employment Agreement (other than Mr. Rhame’s as discussed below) at such time that such agreement would have otherwise automatically renewed pursuant to its terms, the Company may determine to waive the Non-Compete Provisions, at which time no Severance Payment (as discussed below) would be due, or to pay the Severance Payment, at which time the Non-Compete Provisions would continue to apply pursuant to their terms. The Non-Compete Provisions do not apply to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof, provided that at the Company’s option, at least 60 days before April 30, 2024, the Company can request that Mr. Rhame negotiate an extension of his employment agreement or a consulting agreement with the Company in good faith during such 60 day period.

We may terminate an executive’s Employment Agreement (a) for “cause” which means (i) that the applicable executive has materially breached any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); (ii) the applicable executive’s willful failure or refusal to perform or nonperformance of his duties required by the Employment Agreement or assigned by the Company through the Board of Directors, and without a reasonable basis for executive to do so; provided, however, that the executive shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording executive an opportunity, as soon as practicable, to correct the acts or omissions complained of, and failure of the applicable executive to cure such failure or refusal within thirty days after written notice; (iii) any gross negligence or willful misconduct of the applicable executive with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company or material damage to the Company’s reputation or business relationships; (iv) if the executive commits any act of misappropriation of funds or embezzlement; or (v) if the executive commits any act of fraud; or (vi) if the executive is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; and, in the case of any of the above offenses, such offense casts reasonable doubt on such executive’s ability to perform his duties going forward; (b) in the event the applicable executive suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreements also automatically terminate upon the death of the applicable executive.

Each executive may terminate his employment (a) for “good reason” if there is (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities or a requirement that executive report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in the applicable executive’s Base Salary, in each case without his prior written consent; provided, however, prior to any such termination by the executive for “good reason,” the executive must first advise us in writing (within 60 days of the occurrence of such event) and provide us 30 days to cure, after which in the event we do not cure the issue leading to such “good reason” notice, the applicable executive has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If the applicable executive’s employment is terminated due to his death or disability, the executive or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) the executive’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had executive not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s bonus (through the end of the month of termination), which would have been payable to the executive, had the executive been employed through the end of the then current calendar year, based on the Board or Compensation Committee’s good faith assessment of the amount which would have been paid to executive as a cash bonus for such calendar year, based on the Company’s and executive’s quantifiable performance through the date of termination, and the Board or Compensation Committee’s customary bonus determination matrix, with rankings based on the Company’s peer group and the Board or Compensation Committee’s individual rankings of such matrix items, in each case utilizing the Company’s then current process for determining bonuses as determined by the Committee in their reasonable discretion (the “Good Faith Bonus Determination”). Such amount shall be paid within 60 days after the termination date. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by executive upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements.

If an executive’s employment is terminated by executive without “good reason” or his non-renewal of the agreement, or by non-renewal by the Company, providing for a waiver of the Non-Compete Provisions (defined above), or by the Company with cause, the executive is entitled to his Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to the executive or the Company with respect to the executive. Additionally, any unvested stock options or equity compensation held by executive shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of executive.

If an executive’s employment is terminated by such executive for “good reason”, or by the Company without “cause”, or by the Company’s non-renewal, providing that the Non-Compete Provisions shall continue to apply (other than Mr. Rhame’s as discussed below), (a) such executive is entitled to his base salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had executive not been terminated prior to such payment, plus a lump sum cash severance payment equal to the sum of (i) an amount equal to the executive’s current annual Base Salary plus (ii) an amount equal to the Good Faith Bonus Determination of the bonus which should have been due for the full calendar year containing the termination date (collectively, (i) and (ii), the “Severance Payment”); and (b) provided executive elects to receive continued health insurance coverage through COBRA, the Company will pay executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date (the “Health Payment”); provided, however, that if at any time executive is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) three months from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements. The Severance Payment shall be paid in cash within sixty days after the termination date. The Severance Payment is not due to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof.

As a condition to each executive’s right to receive any Severance Payment, (A) the executive must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of executive’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which executive has accrued a benefit), which must be effective by the 90th day following his termination date; and (B) executive must not have breached any of his covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

If a Change of Control (as defined below) occurs during the term of the agreement, or within six months after an executive’s termination of employment by him for good reason or by the Company without cause (but not non-renewal), the Company is required to pay executive, within 60 days following the date of such Change of Control, a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the most recent annual Base Salary of the executive; and (b) the amount of the most recent Cash Bonus paid to the executive (the “Change of Control Payment”) and (y) equals the amount of any Severance Payment actually paid to executive. If the applicable Employment Agreement has been terminated prior to any Cash Bonus being awarded pursuant to the agreement or if the most recent Cash Bonus was zero, (x)(b) above is replaced with an amount equal to the greater of (1) the amount of executive’s most recent annual cash bonus awarded by the Compensation Committee or the Board (“Most Recent Cash Bonus”); and (2) the amount of executive’s annual cash bonus awarded by the Compensation Committee or the Board for the year immediately preceding the Most Recent Cash Bonus (the “Preceding Year Bonus”). Additionally, following a change of control termination, all outstanding stock options and other equity compensation held by an executive are exercisable by the executive pursuant to the terms thereof until the earlier of (A) three months from his termination date and (B) the latest date upon which such stock options and other equity compensation would have expired by their original terms under any circumstances; provided any equity awards outstanding prior to the entry into the Employment Agreement continue to be governed by the terms set forth in such award agreements.

“Change of Control” for the purposes of the Employment Agreements means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our shareholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on the dates the Employment Agreements were originally entered into, except in the event that such slate of directors is proposed by a committee of the Board of Directors.

The Employment Agreements also contain standard assignment of inventions, indemnification and confidentiality provisions. Further, each executive is subject to non-solicitation covenants during the term of the agreement.

Although each executive will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to his employment agreement (subject to the terms thereof, and the Company’s option to terminate such non-compete provisions under certain circumstances as discussed above and subject to Mr. Rhame’s agreement which includes no non-compete obligations upon the expiration of his employment agreement at the end of its initial term). Accordingly, each executive could be in a position to use industry experience gained while working with us to compete with us.

Each Employment Agreement also includes a provision providing that any portion of the payments and benefits paid under the Employment Agreements, as well as any other payments and benefits which an executive receives pursuant to a Company plan or other arrangement, shall be subject to a clawback (a) to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule or any other applicable law; and/or (b) any policy adopted by the Company and applicable generally to the executive and other officers of the Company, relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to executive by the Company or its subsidiaries or any of their respective affiliates, as applicable, as may be amended from time to time.

Separately, Mr. Cowart’s Employment Agreement provides that for so long as he is still employed by the Company, the Board shall nominate him to be elected to serve on the Board at each meeting of the Company’s shareholders held during the term of his Employment Agreement.

2022 Grants of Plan-Based Awards

The following table provides additional information about equity incentive awards granted to our Named Executive Officers during the fiscal year ended December 31, 2022. All stock options granted to our Named Executive Officers in 2022 were granted under the 2019 Equity Incentive Plan.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Benjamin P. Cowart	5/12/2022	28,813	13.09	$264,711
Chris Carlson	5/12/2022	18,196	11.90	$199,289

(1)	Vest at the rate of 1/4th of such options on the first, second, third and fourth anniversaries of the grant dates. The options have a term of 10 years, except for. Mr. Cowart’s options which have a term of 5 years.
(2)	The exercise price of the stock options is the closing price of the Company’s stock on the grant date, except in connection with Mr. Cowart’s options, which exercise price is 110% of the closing price of the Company’s stock on the grant date.
(3)	Computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.

See “Compensation Discussion and Analysis”, above, for an explanation of the amount of salary and bonus in proportion to total compensation and a description of the material terms of plan-based awards.

Other than as described above, no equity or non-equity incentive plan awards were made to executive officers during 2022.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
Benjamin P. Cowart CEO and President
	166,000	—		—		$1.26	4/12/23
	122,250	40,750	(1)	—	(1)	$1.60	5/20/24
	134,577	134,576	(2)	—	(2)	$0.86	6/19/25
	24,130	72,390	(3)	—	(3)	$2.12	5/14/26
	—	28,813	(4)	—	(4)	$13.09	5/12/27

Chris Carlson CFO
	100,000	—		—		$2.96	9/27/23
	75,000	—		—		$3.15	6/24/25
	125,000	—		—		$0.97	8/20/27
	108,000	—		—		$1.14	4/12/28
	51,750	17,250	(1)	—		$1.45	5/20/29
	107,223	107,223	(2)	—		$0.78	6/19/30
	16,840	50,520	(3)	—		$1.92	5/12/31
	—	18,196	(4)	—		$11.90	5/12/32

James Rhame
COO	—	—		—		—	—

John Strickland*
Former COO
	100,000	—		—		$7.55	4/23/24
	33,250	33,250	(1)	—		$1.45	5/20/29
	—	93,720	(2)	—		$0.78	6/19/30
	10,590	31,770	(3)	—		$1.92	5/12/31

Alvaro Ruiz
COO
	—	6,250	(1)	—		$1.45	5/20/29
	—	75,000	(3)	—		$1.92	5/12/31

* Resigned as Chief Operating Officer effective June 10, 2022.

(1)

Vest on May 20 2023, subject to the holder’s continued service to the Company and the terms of such award agreements.

(2)

Vest at the rate of 1/2 of such options on each of June 19, 2023 and 2024, subject to the holder’s continued service to the Company and the terms of such award agreements.

(3)

Vest at the rate of 1/3rd of such options on each of May 12, 2023, 2024 and 2025, subject to the holder’s continued service to the Company and the terms of such award agreements.

(4)

Vest at the rate of 1/4th of such total options on each of May 12, 2023, 2024, 2025 and 2026, subject to the holder’s continued service to the Company and the terms of such award agreements.

We have no outstanding, vested, unvested, earned or unearned stock awards outstanding as of December 31, 2022.

Option Exercises and Stock Vested During Fiscal 2022

Option Awards

		Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Benjamin P. Cowart	—	—
Chris Carlson	—	—
John Strickland	186,449	$1,954,916
Alvaro Ruiz	43,750	$491,937

(1)	The dollar amounts shown are determined by multiplying the number of shares of the Company’s common stock by the difference between the per-share market price of the Company’s common stock at the time of exercise and the exercise price of the options.

Stock Awards

No stock vested to any Named Executive Officers during fiscal 2022.

Fiscal Year 2022 Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any defined benefit pension or retirement plan sponsored by us during fiscal year 2022.

Fiscal Year 2022 Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal year 2022.

Potential Payments Upon Termination or Change-in-Control

This section explains the payments and benefits to which our currently employed Named Executive Officers are entitled in various termination of employment and change-in-control scenarios.

Named Executive Officers Other Than Mr. Strickland

If the applicable executive’s employment is terminated due to his death or disability, the executive or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) the executive’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had executive not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s bonus (through the end of the month of termination), which would have been payable to the executive, had the executive been employed through the end of the then current calendar year, based on the Board or Compensation Committee’s good faith assessment of the amount which would have been paid to executive as a cash bonus for such calendar year, based on the Company’s and executive’s quantifiable performance through the date of termination, and the Board or Compensation Committee’s customary bonus determination matrix, with rankings based on the Company’s peer group and the Board or Compensation Committee’s individual rankings of such matrix items, in each case utilizing the Company’s then current process for determining bonuses as determined by the Committee in their reasonable discretion. Such amount shall be paid within 60 days after the termination date. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by executive upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements.

If an executive’s employment is terminated by executive without “good reason” or his non-renewal of the agreement, or by non-renewal by the Company, providing for a waiver of the Non-Compete Provisions (discussed above under “New Executive Employment Agreements”), or by the Company with cause, the executive is entitled to his Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to the executive or the Company with respect to the executive. Additionally, any unvested stock options or equity compensation held by executive shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of executive.

If an executive’s employment is terminated by such executive for “good reason”, or by the Company without “cause”, or by the Company’s non-renewal, providing that the Non-Compete Provisions shall continue to apply (other than Mr. Rhame’s as discussed below), (a) such executive is entitled to his base salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had executive not been terminated prior to such payment, plus a lump sum cash severance payment equal to the sum of (i) an amount equal to the executive’s current annual Base Salary plus (ii) an amount equal to the Good Faith Bonus Determination of the bonus which should have been due for the full calendar year containing the termination date; and (b) provided executive elects to receive continued health insurance coverage through COBRA, the Company will pay executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date; provided, however, that if at any time executive is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) three months from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements. The Severance Payment shall be paid in cash within sixty days after the termination date. The Severance Payment is not due to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof.

As a condition to each executive’s right to receive any Severance Payment, (A) the executive must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of executive’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which executive has accrued a benefit), which must be effective by the 90th day following his termination date; and (B) executive must not have breached any of his covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

If a Change of Control (as defined below) occurs during the term of the agreement, or within six months after an executive’s termination of employment by him for good reason or by the Company without cause (but not non-renewal), the Company is required to pay executive, within 60 days following the date of such Change of Control, a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the most recent annual Base Salary of the executive; and (b) the amount of the most recent Cash Bonus paid to the executive and (y) equals the amount of any Severance Payment actually paid to executive. If the applicable Employment Agreement has been terminated prior to any Cash Bonus being awarded pursuant to the agreement or if the most recent Cash Bonus was zero, (x)(b) above is replaced with an amount equal to the greater of (1) the amount of executive’s most recent annual cash bonus awarded by the Compensation Committee or the Board; and (2) the amount of executive’s annual cash bonus awarded by the Compensation Committee or the Board for the year immediately preceding the Most Recent Cash Bonus. Additionally, following a change of control termination, all outstanding stock options and other equity compensation held by an executive are exercisable by the executive pursuant to the terms thereof until the earlier of (A) three months from his termination date and (B) the latest date upon which such stock options and other equity compensation would have expired by their original terms under any circumstances; provided any equity awards outstanding prior to the entry into the Employment Agreement continue to be governed by the terms set forth in such award agreements.

“Change of Control” for the purposes of the Employment Agreements mean: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our shareholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on the dates the Employment Agreements were originally entered into, except in the event that such slate of directors is proposed by a committee of the Board of Directors.

Mr. Strickland, former Chief Operating Officer

Mr. Strickland is eligible for severance payments and benefits pursuant to the post-employment compensation provisions of his employment agreement, if such executive’s employment is terminated by the executive for “good reason” or by us without “cause” (each as discussed and defined above under “Prior Executive Employment Agreements”), (a) such executive is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for 12 months following the termination date, payable in accordance with our normal payroll practices and policies; (b) such executive is entitled to the pro rata amount of any cash bonus which would be payable to such executive had he remained employed for an additional twelve months following the termination date (“Pro Rata Bonus”); and (c) provided such executive elects to receive continued health insurance coverage through COBRA, we are required to pay such executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date, subject to certain exceptions. Additionally, any outstanding stock options previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

Separately, in the event that Mr. Strickland’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of such executive’s death or disability) during the twelve month period following a Change of Control (as discussed and defined above under “Prior Executive Employment Agreements”) or in anticipation of a Change of Control (which is deemed to occur if the executive is terminated within six months prior to a Change of Control), we are required to pay the executive, within 60 days following the later of (x) the date of such change of control termination; and (y) the date of such change of control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to such executive. In addition, in the event of a change of control termination, all of the executive’s equity-based compensation immediately vests and any outstanding stock options held by the executive can be exercised by the executive until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if the executive’s employment ends in anticipation of a change of control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay the executive a lump sum payment, payable on the same date as the change of control payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by the executive on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired.

Mr. Strickland remains an employee of the Company; provided that he no longer serves as an executive officer of the Company.

Potential Payments upon Termination or Change in Control Table

The following table presents the estimated payments and benefits that would be received by each of our Named Executive Officers under their employment agreements, assuming that termination of employment and/or change-in-control occurred on December 31, 2022, the last day of our 2022 fiscal year, and that any change-in-control was at our fiscal year-end closing stock price of $6.20 per share. The footnotes to the table explain the general provisions applicable to each situation. In addition, our employment agreements do not provide for any gross-ups for taxes due on any payments described in this section.

The intent of this section is to isolate those payments and benefits for which the amount, vesting, or time of payment is altered by the described termination or change-in-control situations. Because of that focus, this section does not cover all amounts the Named Executive Officers will receive following termination.

This table is intended only for illustrative purposes; the rights and benefits due to any named executive officer upon an actual termination of employment or change in control of the Company can only be determined at the time of such event, based on circumstances then existing and arrangements then in effect.

	Termination due to Death or Disability	Termination Without “Good Reason” by Executive; Executive Non-Renewal; Non-Renewal by the Company, Providing for a Waiver of the Non-Compete Provisions; or by the Company with “Cause”	Termination for “Good Reason” by Executive; by the Company Without “Cause”; or by the Company’s Non-Renewal, Providing That the Non-Compete Provisions Continue to Apply	If a Change of Control Occurs (a) During the Term of the Agreement, or (b) Within Six Months After an Executive’s Termination of Employment for “Good Reason” by Executive or by the Company Without Cause (but Not Non-Renewal)
Name	($)(1)	($)(2)	($)(3)	($)(4)
Benjamin P. Cowart
Cash Payment	—	—	476,475	1,429,425
COBRA Payments(5)	—	—	30,593	—
Acceleration of Time Vesting Options (Value as of 12/31/22)(6)	1,201,437	—	1,201,437	1,201,437
Bonus(7)	782,100	—	782,100	2,346,300
Total Termination Benefits	1,983,537	—	2,490,605	4,977,162
Chris Carlson
Cash Payment	—	—	297,864	893,592
COBRA Payments(5)	—	—	31,145	—
Acceleration of Time Vesting Options (Value as of 12/31/22)(6)	879,312	—	879,312	879,312
Bonus (7)	461,888	—	461,888	1,385,664
Total Termination Benefits	—	—	1,670,209	3,158,568
James Rhame
Cash Payment	—	—	272,357	817,071
COBRA Payments(5)	—	—	17,169	17,169
Acceleration of Time Vesting Options (Value as of 12/31/22)(6)	—	—	—	—
Bonus(7)	309,000	—	309,000	927,000
Total Termination Benefits	309,000	—	615,695	1,944,071
John Strickland
Cash Payment	—	—	245,819	737,457
COBRA Payments(5)	—	—	21,331	21,331
Acceleration of Time Vesting Options (Value as of 12/31/22)(6)	—	—	801,870	801,870
Bonus(7)	—	—	—	756,000
Total Termination Benefits	—	—	1,069,020	2,316,658
Alvaro Ruiz
Cash Payment	—	—	270,872	812,616
COBRA Payments(5)	—	—	17,663	—
Acceleration of Time Vesting Options (Value as of 12/31/22)(6)	350,688	—	350,688	350,688
Bonus(7)	1,306,000	—	1,306,000	3,918,000
Total Termination Benefits	1,674,351	—	1,945,223	5,081,304

(1) For each of Mr. Cowart, Mr. Carlson, Mr. Rhame and Mr. Ruiz, if their employment is terminated due to their death or disability, the executive or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) the executive’s base salary accrued through the termination date; (ii) any unpaid cash bonus for the prior year that would have been paid had executive not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s bonus (through the end of the month of termination), which would have been payable to the executive, had the executive been employed through the end of the then current calendar year, based on the Board or Compensation Committee’s good faith assessment of the amount which would have been paid to executive as a cash bonus for such calendar year, based on the Company’s and executive’s quantifiable performance through the date of termination, and the Board or Compensation Committee’s customary bonus determination matrix, with rankings based on the Company’s peer group and the Board or Compensation Committee’s individual rankings of such matrix items, in each case utilizing the Company’s then current process for determining bonuses as determined by the Committee in their reasonable discretion. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by executive upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements. For purposes of the table above, in lieu of the pro rata amount of the current year’s bonus, we have used the actual amount of the bonus paid for fiscal 2022. For Mr. Strickland, he is due accrued consideration upon the termination of his employment due to death or disability. Additionally, any unvested stock options or equity compensation held by Mr. Strickland shall immediately terminate and be forfeited and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable stock incentive plan or equity compensation plan, or award agreement, as such may describe the rights and obligations upon termination of employment of executive.

(2) For each of Mr. Cowart, Mr. Carlson, Mr. Rhame and Mr. Ruiz, if an executive’s employment is terminated by executive without “good reason” or his non-renewal of the agreement, or by non-renewal by the Company, providing for a waiver of the Non-Compete Provisions (as discussed above under “Executive Compensation” - “Employment Agreements” - “New Executive Employment Agreements”), or by the Company with cause, the executive is entitled to his base salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA (at the executive’s expense), or such other similar law or regulation as may be applicable to the executive or the Company with respect to the executive. Additionally, any unvested stock options or equity compensation held by executive shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of executive. For Mr. Strickland, he is only due accrued consideration upon the termination of his employment due to the termination of such agreement without “good reason” by Mr. Strickland, non-renewal or termination by the Company for “cause”. Additionally, any unvested stock options or equity compensation held by Mr. Strickland shall immediately terminate and be forfeited and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable stock incentive plan or equity compensation plan, or award agreement, as such may describe the rights and obligations upon termination of employment of executive.

(3) For each of Mr. Cowart, Mr. Carlson, Mr. Rhame and Mr. Ruiz, if their employment is terminated by such executive for “good reason”, or by the Company without “cause”, or by the Company’s non-renewal, providing that the Non-Compete Provisions shall continue to apply (other than Mr. Rhame’s as discussed above under “Executive Compensation” — “Employment Agreements” — “New Executive Employment Agreements”), (a) such executive is entitled to his base salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had executive not been terminated prior to such payment, plus a lump sum cash severance payment equal to the sum of (i) an amount equal to the executive’s current annual base salary plus (ii) an amount equal to the Good Faith Bonus Determination of the bonus which should have been due for the full calendar year containing the termination date (collectively, (i) and (ii), the “Severance Payment”); and (b) the Health Payment (see Footnote (4)). Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) three months from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances, provided that such provisions shall not affect any equity awards outstanding prior to the date of the Employment Agreements. The Severance Payment is not due to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof. For Mr. Strickland, he is entitled to continue to receive his current salary at the rate in effect upon the termination date of employment for twelve (12) months following the termination date, payable in accordance with the Company’s normal payroll practices and policies, as if executive’s employment had not terminated, upon a termination for “good reason” by Mr. Strickland or by the Company without cause. Additionally, all of his unvested stock options will vest immediately.

(4) For each of Mr. Cowart, Mr. Carlson, Mr. Rhame and Mr. Ruiz, if a Change of Control (as defined above) occurs during the term of the agreement, or within six months after an executive’s termination of employment by him for good reason or by the Company without cause (but not non-renewal), the Company is required to pay executive, within 60 days following the date of such Change of Control (as defined in their agreements), a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the most recent annual base salary of the executive; and (b) the amount of the most recent Cash Bonus paid to the executive (subject to certain exceptions as discussed above under “Executive Compensation” — “Employment Agreements” — “New Executive Employment Agreements”). Additionally, following a change of control termination, all outstanding stock options and other equity compensation held by an executive are exercisable by the executive pursuant to the terms thereof until the earlier of (A) three months from his termination date and (B) the latest date upon which such stock options and other equity compensation would have expired by their original terms under any circumstances; provided any equity awards outstanding prior to the entry into the Employment Agreement continue to be governed by the terms set forth in such award agreements. For Mr. Strickland, in the event that his employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Strickland’s death or disability) during the twelve month period following a Change of Control (as defined in his agreement) or in anticipation of a Change of Control, we are required to pay Mr. Strickland, within 60 days following the later of (x) the date of such Change of Control termination; and (y) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Strickland. In addition, all of Mr. Strickland’s equity-based compensation are to immediately vest to Mr. Strickland and any outstanding stock options held by Mr. Strickland can be exercised by Mr. Strickland until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Cowart’s employment ended in anticipation of a Change of Control and such equity-based compensation awards or stock options previously expired pursuant to their terms, the Company was required to pay Mr. Strickland a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Strickland on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. In each case, assumes no prior Severance Payment, and for Mr. Cowart, Mr. Carlson, Mr. Rhame and Mr. Ruiz, no termination of employment in connection with such Change of Control. For Mr. Strickland, the table above assumes Mr. Strickland’s triggering termination in connection with the Change of Control.

(5) Where applicable as required by the terms of the agreement, and provided the executive elects to receive continued health insurance coverage through COBRA, the Company will pay executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date (the “Health Payment”); provided, however, that if at any time executive is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Costs are based on the current health insurance costs of each of the Named Executive Officers.

(6) The amounts reported for “Acceleration of Time Vesting Options (Value as of 12/31/22)” represents the number of shares of our common stock subject to unvested and unexercised options to purchase shares of our common stock outstanding as of the last day of the last completed fiscal year multiplied by $6.20 per share, which represents the closing market price of our common stock on December 30, 2022, the last trading day of fiscal year 2022, less the applicable exercise price. For information on outstanding and unvested options held by each Named Executive Officer as of December 31, 2022, see the “Outstanding Equity Awards At Fiscal Year-End” table, above. Certain accelerated stock options were underwater as of December 31, 2022, and thus no value is attributed to the acceleration of such stock options. If the stock options were not immediately exercised, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying Company common stock on that date.

(7) For purposes of the table above, (i) any unpaid cash bonus for the prior year that would have been paid had executive not been terminated prior to such payment (which for purposes of the calculations above would be for the full year ended December 31, 2022, with an assumed termination date of December 31, 2022); (ii) an amount equal to the Good Faith Bonus Determination of the bonus which should have been due for the full calendar year containing the termination date (which for purposes of the calculations above would be for the full year ended December 31, 2022, with an assumed termination date of December 31, 2022); and (iii) the amount of the most recent cash bonus paid to the executive, are all based on the bonus paid to such individuals for fiscal 2022. Bonuses for 2022 include certain amounts paid to certain of our executives as bonuses in connection with the Mobile Refinery acquisition - Mr. Cowart ($331,062); Mr. Carlson ($281,000) and Mr. Ruiz ($500,000).

The terms of each Named Executive Officer’s employment agreement, including the provisions requiring payments upon termination and/or change of control, are discussed in greater detail above “Executive Compensation” — “Prior Executive Employment Agreements” and “New Executive Employment Agreements”.

Non-compete Information

The employment agreement of each of our Named Executive Officers prohibits the applicable executive party thereto from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement, each as discussed in greater detail above under “Executive Compensation” — “Prior Executive Employment Agreements” and “New Executive Employment Agreements”; provided that the Non-Compete Provisions do not apply to Mr. Rhame in the event his employment agreement expires at the end of the initial term thereof, provided that at the Company’s option, at least 60 days before April 30, 2024, the Company can request that Mr. Rhame negotiate an extension of his employment agreement or a consulting agreement with the Company in good faith during such 60 day period.

Equity Compensation Plans

Under the Company’s currently outstanding effective equity compensation plans, upon the occurrence of:

(i)        the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)       the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)      in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company); and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options will become immediately exercisable in full, subject to any appropriate adjustments, and will remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Benjamin P. Cowart, our President and CEO.

For fiscal year 2022,

●	The median of the annual total compensation of all our employees, other than Mr. Cowart, was $97,887.

●	Mr. Cowart’s annual total compensation was $1,570,438, as reported in the Total column of the “Summary Executive Compensation Table” on page 29.

●	Based on this information, the ratio of the annual total compensation of Mr. Cowart to the median of the annual total compensation of all employees is estimated to be 16:1.

Identification of Median Employee

For purposes of the foregoing CEO pay ratio disclosure, we were required to identify the “median employee” of our workforce, without regard to their location, compensation arrangements or employment status (full-time versus part-time) and then determine the annual total compensation that “median employee” earned during 2022. We determined our “median employee” during 2022 for purposes of determining our CEO pay ratio for that year by identifying the employee whose compensation was at the median of the compensation of our employee population (other than our CEO) for 2022. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no material changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. Because we determined that there were material changes in our employee population as a result of the April 1, 2022 completion of the acquisition of a 75,000 bpd crude oil refinery ten miles north of Mobile, in Saraland, Alabama, and related employees, we choose not to use the same “median employee” for our CEO Pay Ratio for 2022 that we used for our 2021 CEO pay ratio, and re-determined such “median employee” for 2022.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

(1)	We selected December 31, 2022, as the date on which to determine our median employee. As of that date, we had 605 employees, with 605 employees based in the United States and no employees located outside of the United States.

(2)	For purposes of identifying the median employee from our employee population base, we considered total cash compensation, as compiled from our payroll records. We selected total cash compensation as it represents the principal form of compensation delivered to all our employees and this information is readily available. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended December 31, 2022.

(3)	Using this methodology, to determine our median employee we reviewed the 2022 earnings of each listed employee, and annualized for any full-time or part-time employee who did not work for the Company for the entire year. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, geographic footprints and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The following table provides information required by Item 402(v) of Regulation S-K, and sets forth information about the relationship between executive compensation actually paid and certain financial performance of the company. Compensation Actually Paid (CAP) in the table below does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, CAP is calculated as summary compensation table total compensation adjusted to include the fair market value of equity awards as of December 31, 2022 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards (if any). For purposes of the disclosure below, no pension valuation adjustments were required and no dividends or interest were accrued.

The Board of Directors and the Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based On:		Net Loss ($ Millions)(6)	Adjusted EBITDA ($ Millions)(7)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2022	$1,570,438	$2,996,032	$932,371	$1,432,239	$402.60	$117.01	(5.25)	$160.99
2021	$730,995	$2,755,731	$563,315	$1,948,979	$294.16	$213.19	(20.61)	$21.60
2020	$612,261	$305,849	$443,122	$252,526	$46.22	$190.41	(30.76)	($2.8)

(1)	Benjamin P. Cowart was our CEO (our Principal Executive Officer (PEO)) for each of the years presented. The amount reported for each year are the amounts of total compensation reported for Mr. Cowart in the “Total” column of the “Summary Executive Compensation Table”, above.

(2)	During 2022, our non-CEO Named Executive Officers (NEOs) consisted of Chris Carlson, Chief Financial Officer, James Rhame Chief Operating Officer, John Strickland, Former Chief Operating Officer and Alvaro Ruiz, Chief Strategy Officer. During 2021 and 2020, our non-CEO NEOs consisted of Chris Carlson, Chief Financial Officer, and John Strickland, Former Chief Operating Officer.

(3)	Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable persons during 2022, 2021 or 2020. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments set forth below were made to Mr. Cowart’s total compensation and to the total compensation of the non-PEO NEOs, for 2022, 2021 and 2020, to determine the compensation actually paid. No pension plan payments were made to the PEO or the non-PEO NEOs during 2022, 2021 or 2020.

Adjustments to Determine Compensation Actually Paid ($) for PEO	2022	2021	2020
Reported Summary Compensation Table (SCT) total for PEO	1,570,438	730,995	612,261
Deduction for amounts reported under the “Option Awards” column in the SCT	(264,711)	(120,138)	(99,854)
Increase for fair value of awards granted during the year that remain unvested as of year end	114,239	349,224	94,315
Increase/deduction for change in fair value from prior year end to current year end of awards granted prior to the year that they were outstanding and unvested as of year end	(276,952)	1,091,265	(218,280)
Increase/deduction for change in fair value from prior year end to vesting date of awards granted prior to the year that vested during the year	1,853,018	704,385	(82,593)

Increase for value of dividends paid (accrued) on equity awards not otherwise reflected in fair value of awards	—	—	—
Total adjustments	1,425,594	2,024,736	(306,412)
Compensation actually paid to PEO	2,996,032	2,755,731	305,849

Adjustments to Determine Average Compensation Actually Paid ($) for Non-PEO NEOs	2022	2021	2020
Reported Average SCT Total for Non-PEO NEOs	932,371	563,315	443,122
Deduction for amounts reported under the “Option Awards” column in the SCT	(49,822)	(87,190)	(84,777)
Increase for fair value of awards granted during the year that remain unvested as of year end	18,450	201,416	73,694
Increase/deduction for change in fair value from prior year end to current year end of awards granted prior to the year that were outstanding and unvested as of year end	(96,342)	777,618	(130,198)
Increase/deduction for change in fair value from prior year end to vesting date of awards granted prior to the year that vested during the year	627,582	493,820	(49,316)
Increase for value of dividends paid (accrued) on equity awards not otherwise reflected in fair value of awards	—	—	—
Total adjustments	499,868	1,385,664	(190,597)
Average compensation actually paid to Non-PEO NEOs	1,432,239	1,948,979	252,526

Note that the amounts reflected for the “Other NEOs” is an average. For each covered fiscal year, there were no equity awards that failed to meet vesting conditions in the year; there were no Stock Awards; there were no pension benefits; and no dividends were paid on unvested awards. Additionally, the methodology for the valuation assumptions used to calculate the fair value of the equity awards is the same as that used to determine the aggregate grant date fair values disclosed in the “Summary Executive Compensation Table”, though with adjustments for the applicable time period. We do not view these adjustments as material differences in the assumptions. As disclosed in the “Summary Executive Compensation Table”, the assumptions used to calculate the aggregate grant date fair values reflected in that table are included in footnotes to our consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2022, December 31, 2021 and December 31, 2020.

(4)	Assumes $100 invested in our common shares on December 31, 2019, and calculated by based on the difference between the share price of our common stock at the end and the beginning of the measurement period, and reinvestment of all dividends.

(5)	The peer group used by the Company consists of the companies used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report on Form 10-K for the fiscal year ended December 31, 2022, namely, Heritage-Crystal Clean, Calumet Specialty Products Partners L.P., Par Pacific Holdings, Inc., Aemetis, Inc., Clean Energy Fuels, Corp. and Clean Harbors, Inc.

(6)	The dollar amounts reported represent the amount of net income (loss) attributable to common stockholders reflected in our consolidated audited financial statements for the applicable year.

(7)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization (EBITDA), and before other income, impairment loss on assets, unrealized (gain)/loss on hedging activities, (gain)/loss on hedge roll (backwardation), environmental clean-up reserve, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, gain (loss) on intermediation agreement, Shell transaction related and acquisition expenses and stock-based compensation expense (for continued and discontinued operations) and other unusual or non-recurring items. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Relationship Between “Compensation Actually Paid” and Performance

Our executive compensation program seeks to align executive officers’ long-term interests with those of our stockholders to incentivize a long-term increase in stockholder value, and therefore does not specifically align the Company’s performance measures with CAP (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance table above, for each the three years ended December 31, 2022. The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table for both our PEO and the average amounts for the non-PEO NEOs and (1) the Company’s cumulative TSR; (2) the Company’s net income (loss); and (3) Adjusted EBITDA, and also the relationship between the Company’s cumulative TSR and the peer group cumulative TSR.

Tabular List of Most Important Financial Performance Measures

As described in greater detail in “Executive and Director Compensation – Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects an alignment to shareholder interest. The metrics used for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders.

The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive and Director Compensation – Compensation Discussion and Analysis.” Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to Company performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation, as more fully described in “Executive and Director Compensation – Compensation Discussion and Analysis.”

Financial Performance Measures

●	Equity Shareholder Value

●	Earnings Per Share Growth

●	Working Capital

●	EBITDA

Operational Performance Measures

●	Compliance

●	Health & Safety

●	Strategy

DIRECTORS COMPENSATION

Summary Director Compensation Table

The following table sets forth summary information concerning the compensation we paid to non-executive directors during the year ended December 31, 2022:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
Dan Borgen	$46,000	$—	$—		$46,000
Christopher Stratton	$63,699	$—	$—		$63,699
Timothy C. Harvey	$25,250	$—	$—		$25,250
David Phillips(a)	$27,250	$—	$—		$27,250
James P. Gregory(a)	$—	$—	$128,125	(4)	$128,125
Karen Maston(b)	$—	$—	$—		$—
Odeh Khoury(b)	$—	$—	$—		$—

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(a) Resigned as a member of the Board of Directors effective December 12, 2022. Mr. Gregory continues to serve as the Company’s General Counsel and Secretary following his resignation from the Board.

(b) Appointed as a member of the Board of Directors effective December 12, 2022.

(1) Mr. Cowart did not receive any compensation separate from the consideration he received as one of our officers for the year ended December 31, 2022 in consideration for his service to our Board.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The values provided for these awards are based on applicable accounting standards and do not necessarily reflect the actual amounts realized or realizable pursuant to the underlying stock options.

(3) The aggregate number of stock options (exercisable and unexercisable) held by each non-employee director listed above as of December 31, 2022 was as follows:

Name	Stock Options (#)
David Phillips	120,000
Dan Borgen	300,000
Christopher Stratton	240,000
Timothy C. Harvey	90,000
James P. Gregory	180,000
Karen Maston	—
Odeh Khoury	—

(4) Includes compensation that Mr. Gregory received as the General Counsel of Vertex Refining Nevada, pursuant to that certain employment agreement effective May 2, 2014, as described in greater detail under “James P. Gregory, Former Director, General Counsel and Secretary”. The total consideration received for fiscal 2022 under the employment agreement totaled $128,125. The total set forth in the table above does not include $607 thousand paid by the Company to Ruddy Gregory, PLLC, a law firm, for legal services rendered to the Company, which law firm Mr. Gregory serves as a Partner of, which legal services included the review and the drafting of documentation in connection with the Company’s Sale and Purchase Agreement with Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP, subsidiaries of Shell plc, related funding transactions and the Company’s agreements to sell its used motor oil business, among others.

Directors who are executive officers receive no additional compensation for serving on the Board of Directors.

Description of Director Compensation

On July 11, 2019, the Board and Compensation Committee approved a change in compensation payable to the Company’s non-executive directors. Specifically, the following compensation payable to non-executive directors was approved, effective on June 21, 2019, the date following our 2019 annual meeting, and remained in place through November 1, 2022, when the compensation was changed, as discussed below:

●	Annual compensation payable to the Chairperson of:

○	the Audit Committee of the Board of $27,500;
○	the Compensation Committee of the Board of $17,500;
○	the Nominating, Corporate Governance and Environmental, Social, and Governance Committee of the Board of $5,000;
○	the Risk Committee of the Board of $5,000; and
○	the Related Party Transaction Committee of the Board of $5,000;

●	Compensation of $500 payable to each committee member of the Board, for each committee meeting attended, whether they attend such meeting in person or via teleconference;

●	Compensation of $500 payable to the Chairperson of each committee of the Board, who hold in person meetings and/or teleconferences with third parties on behalf of the applicable committee on which they serve as chairperson, provided that such meetings exceed a reasonable length of time; and

●	The payment of (a) annual compensation to each non-executive member of the Board of Directors of $10,000 per year, and (b) the payment to each non-executive member of the Board of Directors of $2,000 for each board meeting (but not Committee meeting) attended by such member, whether attended in person or telephonically.

On December 12, 2022, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, approved the following updated compensation payable to each non-executive member of the Board of Directors, effective as of November 1, 2022 (the “Updated Board Compensation”):

(a)	Yearly cash compensation payable to each member of, and each Chairperson of, the Committees of the Board of Directors as follows:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee/ESG	Related Party Transaction Committee	Risk Committee	Executive Committee
Chairperson	$34,500	$32,500	$30,000	$7,500	$35,000	$55,000
Member	$7,500	$7,500	$5,000	$2,500	$10,000	$25,000

(b)	Yearly cash compensation to each independent member of the Board of Directors of $75,000;

(c)	Yearly equity compensation to each member of the Executive Committee equal to $12,000 of value and to the Chairperson of the Executive Committee, who is also the Lead Director, of $50,000 of value (the “Executive Committee Equity Compensation”); and

(d)	Yearly equity compensation to each independent member of the Board of Directors equal to $115,200 of value (the “Equity Board Compensation”).

All cash compensation payable pursuant to the above is paid quarterly in arrears. Equity compensation is expected to be paid in the form of options, issuable at such times, and subject to such terms, as may be further approved by the Board of Directors or the Compensation Committee of the Board of Directors from time to time.

Additionally, from time to time, we may grant a member of the Board of Directors options to purchase shares of our common stock as additional consideration for serving on the Board of Directors.

Employment Agreement of James P. Gregory, Former Director, General Counsel and Secretary

Vertex Refining, NV, LLC (“Vertex Refining”) entered into an employment agreement with Mr. Gregory effective May 2, 2014, pursuant to which Mr. Gregory agreed to serve as General Counsel to Vertex Refining for a period of three years (provided the agreement is automatically extended thereafter for additional one-year periods unless either party provides the other at least 60 days’ notice of their intention not to renew such agreement). The agreement provides for Mr. Gregory to perform a minimum of an average of 20 hours per week for Vertex Refining. The agreement also provides for among other things, a two year non-compete period following the termination of Mr. Gregory’s employment. Pursuant to the agreement, Mr. Gregory receives a salary of $100,000 per year (subject to yearly Consumer Price Index increases, which salary totaled $128,125 for fiscal 2022) and is eligible to participate in life, health and other benefit programs that the Company makes available to similarly situated employees. In the event Mr. Gregory’s services with the Company are terminated (a) without cause by the Company or (b) by Mr. Gregory for good reason (as described in the agreement), we are required to continue paying the compensation due to Mr. Gregory under the agreement for one year from the termination date, subject to the terms and conditions of the agreement. In connection with the termination of the agreement for any other reason, Mr. Gregory is due only the compensation earned by him through the date of termination. Mr. Gregory currently serves as General Counsel to the Company.

Mr. Gregory’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Gregory may receive bonuses from time to time, in the discretion of the Board and/or Compensation Committee in cash, stock, or options.

Effective December 12, 2022, Mr. Gregory resigned as a member of the Board of Directors, but continues to serve as the General Counsel and Secretary (which appointment was effective December 12, 2022) of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Description of Equity Plans

2009 Plan

Effective July 15, 2009, our Board of Directors approved our 2009 Stock Incentive Plan, which was subsequently approved by a majority of our stockholders on July 14, 2010, which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance-based awards of securities to our officers, Directors and consultants to help attract and retain qualified personnel (the “2009 Plan”). The 2009 Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The 2009 Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

Due to the fact that over ten years have elapsed since the original adoption of the 2009 Plan, no further awards can be made under such 2009 Plan. As of December 31, 2022, options to purchase 90,000 shares of common stock remained outstanding under the 2009 Plan.

2013 Plan

Effective on April 25, 2013, the Board of Directors adopted, subject to the ratification of our stockholders, the Company’s 2013 Stock Incentive Plan (the “2013 Plan”), which was subsequently approved by the Company’s stockholders on June 7, 2013, which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to our officers, Directors and consultants to help attract and retain qualified personnel (the “2013 Plan”). On July 20, 2015, the Board of Directors approved an amendment to the 2013 Plan to increase by 2 million shares the number of shares available under the 2013 Plan, which was ratified by the stockholders of the Company on September 16, 2015. The 2013 Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The 2013 Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

Due to the fact that over ten years have elapsed since the original adoption of the 2013 Plan, no further awards can be made under such 2013 Plan. As of December 31, 2022, options to purchase 1,387,000 shares of common stock remained outstanding under the 2013 Plan.

2019 Plan

On October 29, 2019, the Board of Directors adopted the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to the Stockholder Approval Date (as defined below), the Company could only grant stock options, but no shares of common stock or other securities, under the 2019 Plan. Additionally, (i) until the Stockholder Approval Date, no stock options could be exercised, and (ii) if Stockholder Approval was not received, the 2019 Plan had to be unwound, and the outstanding stock options granted thereunder cancelled (the “Nasdaq Pre-Approval Requirements”). Stockholder approval of the 2019 Plan was obtained on June 17, 2020. The 2019 Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The 2019 Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The 2019 Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws and the terms of the 2019 Plan, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing.

As of the date of this Proxy Statement a total of 1,780,538 shares of common stock are available for future awards under the 2019 Plan and options to purchase 1,950,153 shares of common stock remained outstanding under the 2019 Plan.

2020 Plan

On April 27, 2020, the Board of Directors adopted the 2020 Equity Incentive Plan (the “2020 Plan”), subject to approval and adoption by the stockholders of the Company which occurred on June 17, 2020. An amendment and restatement of the 2020 Plan was approved by the Board of Directors on March 30, 2021, subject to approval and adoption by the stockholders of the Company, which approval was obtained on May 26, 2021. The 2020 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the 2020 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2020 Plan are not intended to qualify as incentive stock options under the Code.

As of the date of this Proxy Statement, a total of 1,500,000 shares of common stock are available for future awards under the 2020 Plan. The number of shares of common stock available for issuance under the 2020 Plan is subject to an annual increase on April 1st of each calendar year, beginning in 2021 (provided that no increase was approved in 2021, 2022 or 2023) and ending in 2030, in each case subject to the approval of the Board of Directors or the Compensation Committee on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board of Directors or Compensation Committee (the “Share Limit”). In the event that the Board of Directors or the Compensation Committee does not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable date provided for under the plan, the Share Limit remains at its then current level. Notwithstanding the above, the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 Plan is 25,000,000 shares.

Equity Compensation Plan Table

The following table provides information as of December 31, 2022 regarding the Plans (including individual compensation arrangements), except as described below, under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)
Equity compensation plans approved by the security holders (1)	3,577,153	$2.49	3,343,288
Equity compensation plans not approved by the security holders	—	—	—
Total	3,577,153	$2.49	3,348,288

(1) Represents options issuable upon grants previously made under the 2009 Plan, 2013 Plan and 2019 Plan, and shares of common stock eligible for future awards under the 2019 Plan and 2020 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive Compensation” and “Directors Compensation”, beginning on pages 29 and 57, respectively, there have been no transactions over the last two fiscal years, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000 since the beginning of the Company’s last completed fiscal year, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Review and Approval of Related Party Transactions

As described above under “Committees of the Board” - “Related Party Transaction Committee”, on page 18, the Board of Directors maintains a standing Related Party Transaction Committee which is charged with the review and pre-approval of any and all related party transactions.

Separately, to the extent a related party transaction does not fit within the scope of the Related Party Transaction Committee, the Audit Committee of the board is tasked with reviewing such related party transaction(s).

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

●	Directors, nominees for director and executive officers of the Company;
●	Any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Stockholder”); and

●	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer or 5% Stockholder.

In assessing a related party transaction brought before it for approval, the Audit Committee will consider, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Stock Transactions

For the period from January 1, 2021 to March 31, 2021, a total of $1,744 and $1,719 of dividends accrued on the Series B1 Preferred Stock beneficially owned by each of Mr. Cowart and Mr. Carlson, respectively. We paid the accrued dividends in-kind by way of the issuance of 1,118 shares of Series B1 Preferred Stock to an entity owned by Mr. Cowart and 1,102 shares of Series B1 Preferred Stock to Mr. Carlson.

For the period from January 1, 2021 to March 31, 2021, a total of $172,174 of dividends accrued on the Series B1 Preferred Stock beneficially owned by Richard Jacinto, a greater than 5% stockholder of the Company. We paid the accrued dividends in-kind by way of the issuance of 110,368 shares of Series B1 Preferred Stock to Mr. Jacinto.

The outstanding shares of Series B1 Preferred Stock converted into common stock of the Company on a one-for-one basis, pursuant to the terms of such Series B1 Preferred Stock (because the closing sales price of the Company’s common stock was at least $3.90 per share for 20 consecutive trading days), on June 24, 2021.

From time to time, the Company consults with Ruddy Gregory, PLLC for legal services, a law firm which James P. Gregory, the Company’s director, serves as a Partner of. During the years ended December 31, 2022 and 2021, we paid $607 thousand and $742 thousand, respectively, to such law firm for services rendered to the Company, which legal services included the review and the drafting of documentation in connection with the Company’s Sale and Purchase Agreement with Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP, subsidiaries of Shell plc, related funding transactions and the Company’s agreements to sell its used motor oil business, among others.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of their ownership of, and transactions in, our common stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and in certain cases, representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during 2022 were timely made, except that Christopher Stratton, our director, failed to timely file two Form 4s, and as a result seven transactions were not reported on a timely basis; James P. Gregory, our former director, failed to timely file one Form 4, and as a result four transactions were not reported on a timely basis; and David L. Phillips, our former director, failed to timely file one Form 4, and as a result two transactions were not reported on a timely basis.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

General

At the Annual Meeting, six directors are to be elected to hold office until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating, Corporate Governance and Environmental, Social, and Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Benjamin P. Cowart, Dan Borgen, Christopher Stratton, Timothy C. Harvey, Karen Maston and Odeh Khoury, all of whom are currently directors of our company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of April 24, 2023.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

BENJAMIN P. COWART (Age 54)

CHAIRMAN

Director since April 2009

Mr. Cowart has served as our Chairman, Chief Executive Officer and President since April 2009. Mr. Cowart has been involved in the petroleum recycling industry for over 30 years. Mr. Cowart is the founder of the Vertex group of companies and has served such companies since 2001. As a leader in the recycling field, Mr. Cowart helped pioneer the reclamation industry by developing recycling options for many residual materials once managed as a hazardous waste. Mr. Cowart has served on NORA’s Board of Directors and as President in 2008. Mr. Cowart was a finalist for the 2015, Gulf Coast Area, EY Entrepreneur Of The Year®. Mr. Cowart has taken an active role in the petroleum industry with his involvement in speaking, consulting, chairing, and serving on various committees and industry associations. Prior to the formation of Holdings, Mr. Cowart served as the Vice President of Aaron Oil Company, a regional recycler in Alabama.

Director Qualifications:

Mr. Cowart has extensive industry knowledge as well as a deep knowledge as our founder, of our history, strategy and culture. Having led us as CEO and founder, Mr. Cowart has been the driving force behind the strategy and operations that have led to our growth thus far. His experience at the various levels of the industry over the past 30 years brings valued insight to all of our facets.

DAN BORGEN (Age 62)

Director since June 2008

Mr. Borgen currently serves as Chairman, Chief Executive Officer and President of U.S. Development Group LLC (“USD”), where he has worked since May 1995. In his current role, Mr. Borgen guides all senior aspects of USD’s corporate activities. USD is comprised of wholly-owned subsidiaries that focus on industrial development, logistics, products terminaling, power corridors, financial services and gasification. In addition to his work with USD, Mr. Borgen has served as President of U.S. Right-of-Way Corporation since June 1993. Prior to this, Mr. Borgen worked for eleven years as an investment banker serving as Merger & Acquisition Director, Portfolio Manager and as a member of the Executive Committee for strategic planning and development. His activities were focused on manufacturing, food service, oil and gas exploration/production, telecommunications, banking and Western European finance. In his capacity as an investment banker, Mr. Borgen served as Vice President of The Oxford Group from July 1990 to June 1993, Vice President/Principal of The Paramount Companies from July 1985 to April 1990 and Manager - Investor Relations of Invoil Inc. from April 1982 to June 1985.

Director Qualifications:

With his extensive background in business operations, finance, deal structures and capital markets, Mr. Borgen brings a unique portfolio of business expertise to us. A large part of Mr. Borgen’s executive experience has been in the operations and logistics segment of the petroleum industry. His service and leadership with leading organizations in financial and operational roles reflects his expertise in navigating opportunities that complex organizations such as us face.

CHRISTOPHER STRATTON (Age 54)

Director since July 2010

Mr. Stratton served as our Chief Financial Officer between August 24, 2009 and June 2010. Since June 2018, he has served as Managing Partner of Vine Advisors.  From September 2013 until May 2018, Mr. Stratton served as Chief Financial Officer of Agspring, LLC. Mr. Stratton also served as CFO for Pro Energy Services from June 2010 until September 2013. Mr. Stratton served as Director of Finance for CITI in the Global Commodities Group, until August 2009, a position which he had held since June 2005. Prior to joining CITI, Mr. Stratton served as a Senior Manager with PricewaterhouseCoopers, LLC, from July 1998 to June 2005. From May 1990 to July 1997, Mr. Stratton co-founded and was employed as Vice President by Marketlink International, Inc., an international trade company which performed commodity trading of industrial products throughout North America, South America, Europe and Asia. Mr. Stratton obtained his Bachelor of Business Administration in Accounting from Baylor University in 1991 and his Master of Business Administration (Finance and Entrepreneurship) from Rice University in 1999. Mr. Stratton is also a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Rice University Jones Graduate School of Management Partners.

Director Qualifications:

With his extensive background in auditing, accounting, finance, risk and capital markets, Mr. Stratton brings a strong grasp of how to deploy assets and optimize a company’s capital structure to us. He also brings a good understanding of commodity markets and hedging strategies for risk management, which is beneficial to us and the Board.

TIMOTHY C. HARVEY (Age 65)

Director since January 2013

Mr. Harvey served as a Vice President of Oil Trading at Westport Petroleum, Inc. (“Westport”), which operates in the petroleum trading, blending and transportation industries, from November 1987 to June 2012, during which time he specialized in Black Oil trading. From May 1986 to October 1987, Mr. Harvey served in an oil trading position with Shell International, providing services in throughput trading and sourcing. From May 1984 to May 1986, Mr. Harvey served as a supply trading analyst with Shell Oil Company. From June 1980 to May 1984, Mr. Harvey served as a logistics analyst with Shell Chemical Company. Mr. Harvey obtained his Bachelor’s degree from the University of Tennessee at Knoxville in Business Marketing and Transportation in 1980.

Director Qualifications:

We believe that Mr. Harvey’s 20+ years of experience in oil trading and sourcing provides him unique and specialized knowledge which qualifies him to serve on the Company’s Board of Directors.

KAREN MASTON (Age 66)

Director since December 2022

Ms. Maston has decades of experience representing clients in complex environmental, energy, contract, fiduciary, and other cutting edge legal matters.

After graduating magna cum laude with her Bachelor of Science degree in Occupational Therapy from the University of Missouri-Columbia, Ms. Maston worked at the Mayo Clinic in Rochester, Minnesota. Following her tenure at Mayo Clinic, Ms. Maston joined Memorial Hermann Hospital in Houston, Texas as the Assistant Director of Occupational Therapy (1978-1979), and then became the Director of Occupational Therapy for St. Luke’s Episcopal Hospital, Texas Children’s Hospital and The Texas Heart Institute (1979-1984).

Ms. Maston graduated from The University of Texas Law School with a Doctor of Jurisprudence in 1986 and began her legal career with the global law firm of Baker Botts L.L.P. During her 17-year tenure at Baker Botts, she was elected as an equity partner. Ms. Maston accepted a position as a partner with the environmental boutique law firm Connelly Baker Maston Wotring and Jackson from 2003 to 2007. Ms. Maston continued as a partner in private practice including serving as the managing partner of the Houston office of the international law firm of Sedgwick, L.L.P. and was a member of the firm’s executive committee. Ms. Maston left private practice in 2015 to accept a position with the Department of Justice serving as an Assistant United States Attorney for the Southern District of Texas, which position she held from January 2015 to October 2018.

Ms. Maston is currently licensed to practice law in the states of Mississippi, Texas and West Virginia and as an Occupational Therapist in Nebraska and Texas. She is a supporter of the arts and has served as an advisory board member of Children at Risk and the Houston Grand Opera.

Director Qualifications:

The Board of Directors believes that Ms. Maston is well qualified to serve on the Board of Directors because of her significant legal and management experience.

ODEH KHOURY (Age 54)

Director since December 2022

Mr. Khoury joined Shell Oil Products US Company in 1991 and at the time of his retirement in late 2021, Mr. Khoury served as the Regional Vice President of Commercial – Fuels Supply, Distribution & Trading– Americas, and was a member of Shell’s Global Products Trading & Supply Executive Leadership team. During his most recent 5+ year tenure, he led all regional commercial, supply, and logistics activities across 35 clean fuels terminals, including P&L management, value chain optimization, price risk management, business development and origination, bio/renewable fuels program compliance and optimization, and overall leadership of Shell’s US Downstream Fuels integrated business units. Prior to that, Mr. Odeh served as Vice President & General Manager of the Motiva Convent, Louisiana Refinery on behalf of Motiva Enterprises LLC (a former JV between Shell Oil Products & Saudi Aramco) (“Motiva”).

From 2011 to 2013, Mr. Khoury held the position of Senior Operations Director for the Motiva & Shell Norco, Louisiana Petrochemical Complex, where he provided senior operations leadership for three separate sites (Fuels Refinery, Olefins Complex and Bitumen Refinery). Previously in 2009-2010, Mr. Khoury served as the US Gulf Coast Regional Director of Strategic Business Improvement - Refining & Chemicals for Shell Oil Products US Co., where he was responsible for strategic improvements across their refining and chemicals portfolio. In the preceding three years, Mr. Khoury served as Director - Strategy & Business Development for Supply & Distribution with Motiva, where he led business development and fuels/biofuels distribution strategy and managed third party commercial contracts and relationships. From 1991 to 2005, Mr. Khoury held various technical, operational, and commercial roles with Shell Oil Products US Co.

Between 2011 and 2021, Mr. Khoury served on several boards and trade associations, including Louisiana Mid-Continent Oil & Gas Association (LMOGA), Greater Baton Rouge Industry Alliance (GBRIA), National Association of Manufacturers (NAM), First Coast Energy LLC in Jacksonville, FL., TriStar Energy LLC in Nashville, Tennessee and most recently served as Shell’s Executive Member on American Petroleum Institute (API) Downstream Committee.

Mr. Khoury obtained his Bachelor of Science Degree in Chemical Engineering from the University of Maryland and an MBA from Rice University in Houston, Texas.

Director Qualifications:

The Board of Directors believes that Mr. Khoury is well qualified to serve on the Board of Directors due to his more than 30 years of experience in the downstream and midstream energy industry. Mr. Khoury brings to the Board significant insight, extensive technical, operational, and commercial expertise, as well as broad executive and general management experience.

Vote Required

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at six. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

General

The Board of Directors has selected Ham, Langston & Brezina, L.L.P. (“HLB”), as the Company’s independent auditors for the fiscal year ended December 31, 2023, and recommends that the stockholders vote to ratify such appointment. HLB previously served as the Company’s independent auditors for the fiscal years ended December 31, 2022 and 2021, and has served as the Company’s independent auditors since 2017.

The Company does not anticipate a representative from HLB to be present at the annual stockholders meeting. In the event that a representative of HLB is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

Audit Fees

HLB served as the Company’s independent auditors and audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021.

 Following is a summary of the fees expensed relating to professional services rendered by HLB for the fiscal years ended December 31, 2022 and 2021, respectively:

Fee Category	2022	2021
Audit Fees (1)	$603,862	$426,556
Audit-related fees (2)	—	—
Tax fees (2)	—	—
All other fees (3)	60,991	6,000
Total Fees	$664,853	$432,556

(1) Audit fees were principally for audit work performed on the Company’s financial statements and internal control over financial reporting, as well as statutory auditors.

(2) We had no “audit-related fees” or “tax fees” for the years presented paid to HLB.

(3) All other fees include supplemental amounts paid in connection with procedures performed related to the Company’s Form 8-K filings, private placement memorandum (relating to the $155.0 million aggregate principal amount at maturity of our 6.25% Convertible Senior Notes due 2027 sold in November 2021), litigation responses and research related to discontinued operations.

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit related, provided to us by HLB for 2022 and 2021.

In order to ensure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of HLB to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of HLB as the Company’s independent auditor for the year ended December 31, 2023. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of HLB as our independent registered public accounting firm.

Vote Required

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of HLB.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3
SHAREHOLDER PROPOSAL – DIRECTORS TO BE ELECTED BY MAJORITY VOTE

General

The Company has been advised that a shareholder, Kenneth Steiner, intends to present the proposal set forth below at the Annual Meeting. The Company will furnish the name, address and number of shares held by the proponent upon receipt of a request for such information to the Secretary.

In accordance with proxy regulations of the SEC, the shareholder proposal and the accompanying supporting statement are included exactly as submitted to the Company by the proponent of the proposal. The Company is not responsible for the content of this shareholder proposal or its supporting statement.

This shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. Steiner. By including the shareholder proposal below in our proxy materials, the Company makes no representation as to the accuracy or completeness of the proponent’s claims or assertions. Please note that the checkmark graphic below was submitted as part of the shareholder proposal.

Shareholder Proposal

Proposal 3 – Directors to be Elected by Majority Vote

Resolved: Shareholders hereby request that our Board of Directors initiate the appropriate process as soon as possible to amend our Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. To allow an orderly transition a director who does not receive a majority vote shall serve for 180-days or less after failure to receive a majority vote.

In order to provide shareholders a meaningful role in director elections, our Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot.

This will establish a more meaningful vote standard for board nominees and could lead to improved performance by individual directors and the entire board. Under our Company’s current voting system, a director can be elected with as little as one vote from the same director standing for election. An election in North Korea is more competitive.

More than 77% of the companies in the S&P 500 have already adopted majority voting for uncontested elections. Our company has an opportunity to join the growing list of companies that have already adopted this standard.

This proposal is important to Vertex because 3 Vertex directors each received 10-times the withhold votes as each of 3 other directors in 2022. This is a proposal to improve the corporate governance at Vertex when there is a sign that the Vertex governance is going downhill.

In the 2022 annual meeting proxy the Vertex Board recommended that shareholders only get to approve or reject management pay once in 3-years. The vast majority of major companies have an annual say on pay vote. And to make matters worse the Vertex Board notified shareholders that the Board would not allow a vote on increasing the frequency of such a say on pay vote until 2028.

Please vote yes:

Directors to be Elected by Majority Vote – Proposal 3

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“AGAINST” THIS SHAREHOLDER PROPOSAL.

The Board’s Statement of Opposition

The Board of Directors has carefully considered this proposal and believes that the Company’s current method of electing directors continues to be in the best interests of the Company and our stockholders.

Under Nevada law, plurality, rather than majority, voting is the default standard for the election of directors. Unlike majority voting, plurality voting protects the Company from “failed elections”, which are elections in which a director is not elected by the requisite majority of votes, resulting in a vacancy on the board that could cause the Company to fail to satisfy certain Nasdaq continued listing requirements (which requires, among other things, that the Board of Directors of the Company be made up of a majority of independent directors, and that the Company maintain an audit committee of at least two independent directors), or to be unable to attract a broad pool of director nominees to serve on the Board of Directors.

The Board disagrees with the proponent’s characterization of our governance practices. We have an independent and active Board committed to effective corporate governance. Our policies and practices reflect the Board’s commitment to being responsive and accountable to our stockholders.

Stockholders of the Company elect directors annually, with directors serving one-year terms. In considering individual director nominees, our Nominating, Corporate Governance and Environmental, Social, and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. Each of our Board committees, including, but not limited to our Audit Committee and Compensation Committee, are comprised entirely of independent directors, and the Board holds executive sessions with only independent directors periodically as the need arises. If dissatisfied with director nominees, stockholders are able to withhold their vote or, under our Bylaws and in accordance with applicable law, submit nominees for election as directors in connection with next year’s annual meeting. Overall, the Board believes that these practices and policies ensure that the Company’s directors are highly-qualified and have a broad range of knowledge, viewpoints and experiences.

Based on the fact that our stockholders elected all members of the Board of Directors at our last annual meeting by votes equal to or greater than 90.0% of the votes cast, and an average favorable vote of 95.0% of the votes cast, we believe that our stockholders agree that our directors are accountable.

The proposal cites a statistic of companies in the S&P 500 that have adopted majority voting. However, majority voting is not so widespread at smaller companies such as ours. Large companies in the S&P 500 have a stockholder base that differs significantly from ours. For smaller companies, the ability of individual shareholders (or small groups of shareholders) to misappropriate corporate governance for their own purposes is significantly heightened relative to that of large public companies.

The proposal also alludes to a need for shareholders to vote on management pay each year. However, at the most recent “say-on-frequency” vote in 2022, a majority (53%) of our stockholders recommended a “say-on-pay” vote every three years. The Board’s determination followed the recommendation of our stockholders.

For the foregoing reasons, the Board of Directors unanimously believes that the proposal is unnecessary and not in the best interests of the Company or our stockholders.

To our knowledge, majority voting would not have changed the outcome of any election of directors by our stockholders.

The plurality standard has served the Company well for many years. In fact, we are not aware of any instance in which plurality voting prevented our stockholders from either electing the directors they wanted to elect or demonstrating their dissatisfaction with any particular director or the Board as a whole. Since 2013, when our common stock began trading on Nasdaq, every director nominee has received the affirmative vote of more than 79.8% of the shares voted on director elections at each annual meeting of stockholders. As a result, this proposal would have had no impact on the outcomes of our director elections during the past nine years. Given that director nominees consistently are elected by high margins, concerns asserted in the proposal that directors may be elected with one vote are unfounded.

A majority voting standard has a number of disadvantages.

The Board believes that the majority voting standard contemplated by the proposal has a number of disadvantages, as summarized below.

Uncertainty of outcome. The proposal specifies that a director who receives less than a majority vote be removed from the Board within 180-days or less. Despite the proposal’s assertion that such a time period would allow for an orderly transition, mandatory resignations from or vacancies on the Board could be disruptive and could interfere with the functioning of the Board and make it difficult to select the most qualified nominees. Further, we may face multiple resignations or vacancies, which might result in a failure by the Company to meet Nasdaq listing requirements relating to the independence and financial literacy of directors or SEC requirements relating to audit committee financial experts. A significant turnover among directors may impede our long-term strategic plan due to lack of director continuity and ultimately impact the stability of the Board and the Company. Our current voting and corporate governance structure, under which stockholders may still express dissatisfaction with the Board by withholding votes for certain directors or proposing nominees, allows us to maintain a stable board while evaluating an appropriate response to stockholder dissatisfaction. Consideration of all relevant factors on a case-by-case basis, rather than the uncertainty and potential disruption and regulatory noncompliance that would result from the implementation of a majority voting standard, gives the Board flexibility and enables it to avoid undesirable and disruptive governance consequences or potential noncompliance with regulatory requirements.

Failed elections will force the Board to fill vacancies without stockholder input. If there is a failed election, the Board of Directors could fill the vacancy without any further shareholder vote. Stockholders would have no greater assurance that the person selected to fill the vacancy would be any more satisfactory than the person who failed to receive the majority vote. Under the current plurality voting standard, stockholders have the ability to express disapproval of corporate policies, strategy or director candidates through the use of withhold votes. The use of withhold votes, as opposed to implementation of majority voting, provides the Board of Directors with flexibility in appropriately responding to stockholder dissatisfaction without concern for potential corporate governance implications arising from a failed election.

Increased costs associated with routine elections. Another consequence of the proposal may be to unnecessarily increase the cost of soliciting shareholder votes. Selecting and vetting a director candidate is a long and expensive process and we do not believe it would be either practical or prudent to possibly be placed in a position to have to replace a director receiving less than a majority vote with a new director on an expedited basis. The process is made even more complex and expensive due to standards of director independence required by Nasdaq and other listing exchanges. The potentially destabilizing effect of adopting majority voting would likely result in an increase in these costs. In addition, implementation of this proposal could provide special interest shareholder groups with the power to promote “vote-no” campaigns against the election of one or more of the Board’s director nominees, forcing us to employ a proactive telephone solicitation, a second mailing or other vote-getting strategies to obtain the required votes. The result may be increased spending for routine elections, which is not the best expenditure of our funds.

The qualifications of and the performance by directors would not be affected by a new voting standard. The Board believes that the quality of our directors has a far greater impact on our governance than the voting standard used to elect them. Our current procedures for nominating directors include a rigorous evaluation process. The Nominating, Corporate Governance and Environmental, Social, and Governance Committee of our Board and the Board thoroughly evaluate each nominee’s skills, experience and independence. This review process ensures that the Company is governed and managed with the highest standards of responsibility, ethics and integrity coupled with a commitment to the Company’s long-term success and affirms our commitment to strong corporate governance policies and practices.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the annual meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2024 annual meeting of stockholders, it must be received by our Secretary, no later than the 120th day preceding the one-year anniversary on the date on which this proxy statement is released to the Company’s shareholders, or by no later than December 28, 2023, unless the date of the 2024 annual meeting of stockholders is more than 30 days before or after the anniversary of our 2023 annual meeting, in which case the proposal must be received at least ten (10) days before we begin to print and mail our proxy materials and must otherwise comply with Rule 14a-8 under the Exchange Act. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2024 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 6, 2024 and the close of business on March 7, 2024 for the 2024 annual meeting of stockholders. In the event that the 2024 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2023 annual meeting, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2024 annual meeting of stockholders and no later than the tenth day following the day on which we publicly announce the date of the 2024 annual meeting of stockholders. All proposals should be sent to our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, Attention: Corporate Secretary. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Copies of our Amended and Restated Bylaws are filed as, or incorporated by reference as, an exhibit to our Annual Reports on Form 10-K, which are available at www.sec.gov and available by request to the Secretary at 1331 Gemini Street, Suite 250, Houston, Texas 77058.

In addition to satisfying the deadlines in the advance notice provisions of our Amended and Restated Bylaws, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions for the 2024 annual meeting must notify our Secretary in writing not later than April 7, 2024 to comply with the other requirements of Rule 14a-19(b).

All submissions to, or requests from, the Secretary of the Company should be made to: Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058.

The Chairperson of the annual meeting of stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Amended and Restated Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2024 annual meeting, and such nomination or other proposal is not delivered within the time frame specified in our Amended and Restated Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2024 annual meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058, attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2022 and certain other related financial and business information are contained in our 2022 Annual Report to stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

ADDITIONAL FILINGS

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058.

STOCKHOLDER ADVISORY VOTES

The current frequency of stockholder advisory vote on the compensation paid to our Named Executive Officers is every three years. The next stockholder advisory vote on the compensation paid to our Named Executive Officers will occur at our 2025 annual meeting, unless changed by the board as a result of this year’s say-on-frequency proposal. The next stockholder advisory vote on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers will occur at our 2028 annual meeting, unless the Board determines to hold such vote earlier in their sole discretion.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058.

DOCUMENTS INCORPORATED BY REFERENCE

None.

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Vertex Energy, Inc.

1331 Gemini, Suite 250

Houston, Texas 77058

By Order of the Board of Directors,

Benjamin P. Cowart, Chairman

FORM OF PROXY

(SEE ATTACHED)

VERTEX ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 6, 2023 AT 10:00 AM HOUSTON TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Vertex Energy, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around April 28, 2023, and hereby appoints Benjamin P. Cowart and Chris Carlson (the “Proxies”) or any one of them, with full power of substitution and authority to act in the absence of the other, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the 2023 Annual Meeting of Stockholders of the Company, to be held on Tuesday, June 6, 2023, at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting (and any such postponement(s) or adjournment(s)). I/we hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VTNR
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF VERTEX ENERGY, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” FOR PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3, BELOW

Proposal 1	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Election of Directors:	☐	☐
Benjamin P. Cowart			☐
Dan Borgen			☐	Control ID:
Karen Maston			☐	REQUEST ID:
Christopher Stratton			☐
Timothy C. Harvey			☐
Odeh Khoury			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the company’s independent auditors for the fiscal year ending December 31, 2023.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	Stockholder proposal to require election of directors by a majority of votes cast at an annual meeting.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” for Proposal 1, “For” Proposal 2, and “Against” Proposal 3, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)